EXHIBIT 1.1
THE COMPANIES ACT 2006 PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

ACHILLES THERAPEUTICS PLC

(REGISTERED NUMBER: 13027460)

(Adopted on 6 April 2021 by a special resolution passed on 15 March 2021 and amended by a special resolution passed on 28 June 2021)

TABLE OF CONTENTS

1.	Applicability of the Model Articles	1
2.	Definitions and Interpretation	1
3.	Form of Resolution	4
4.	Capital	4
5.	Limited Liability	4
6.	Change of Name	4
7.	Power to Attach Rights to Shares	4
8.	Allotment of Shares and Pre-Emption	4
9.	Redeemable Shares	5
10.	Shareholder Rights	6
11.	Conversion of A Ordinary Shares	7
12.	Pari Passu Issues	8
13.	Variation of Rights	8
14.	Payment of Commission	9
15.	Trusts Not Recognised	9
16.	Uncertificated Shares	9
17.	Share Certificates	10
18.	Replacement Certificates	11
19.	Lien on Shares not Fully Paid	11
20.	Enforcement of Lien by Sale	11
21.	Application of Proceeds of Sale	12
22.	Calls	12
23.	Liability of Joint Holders	12
24.	Interest on Calls	12
25.	Power to Differentiate	13
26.	Payment of Calls in Advance	13
27.	Notice if Call or Instalment Not Paid	13
28.	Forfeiture for Non-Compliance	13
29.	Notice After Forfeiture	13
30.	Forfeiture May Be Annulled	13
31.	Surrender	13
32.	Sale of Forfeited Shares	14
33.	Effect of Forfeiture	13
34.	Evidence of Forfeiture	14
35.	Form of Transfer	14
36.	Right to Refuse Registration of Transfer	15
37.	Notice of Refusal to Register a Transfer	15
38.	No Fees on Registration	15
39.	Other Powers in Relation to Transfers	16
40.	Transmission of Shares on Death	16
41.	Election of Person Entitled By Transmission	16
42.	Rights on Transmission	16
43.	Destruction of Documents	17
44.	Sub-Division	18

i

45.	Fractions	18
46.	Annual General Meetings	18
47.	Convening of General Meetings	18
48.	Notice of General Meetings	18
49.	Contents of Notice of Meetings	18
50.	Omission to Give Notice and Non-Receipt of Notice	19
51.	Postponement of General Meeting	19
52.	Quorum at General Meeting	20
53.	Procedure if Quorum Not Present	20
54.	Chairman of General Meeting	20
55.	Entitlement to Attend and Speak	20
56.	Adjournments	21
57.	Notice of Adjournment	21
58.	Business of Adjourned Meeting	21
59.	Security Arrangements and Orderly Conduct	21
60.	Other Arrangements for Viewing and Hearing Proceedings at Physical General Meetings	22
61.	Satellite Meeting Places	22
62.	Electronic General Meetings	23
63.	Meaning of Participate	24
64.	Amendment to Resolutions	24
65.	Members’ Resolutions	24
66.	Method of Voting	24
67.	Objection to Error in Voting	25
68.	Procedure on a Poll	25
69.	Votes of Members	25
70.	No Right to Vote Where Sums Overdue on Shares	26
71.	Voting by Proxy	26
72.	Receipt of Proxy	27
73.	Revocation of Proxy	28
74.	Corporate Representatives	28
75.	Failure to Disclose Interests in Shares	29
76.	Power of Sale of Shares of Untraced Members	31
77.	Application of Proceeds of Sale of Shares of Untraced Members	32
78.	Number of Directors	32
79.	Power of Company to Appoint Directors	32
80.	Power of Board to Appoint Directors	32
81.	Eligibility of New Directors	32
82.	Retirement of Directors	33
83.	Timing of Retirement from Office	33
84.	Procedure if Insufficient Directors Appointed	33
85.	Removal of Directors	33
86.	Vacation of Office by Director	33
87.	Resolution as to Vacancy Conclusive	34
88.	Appointment of Alternate Directors	34
89.	Alternate Directors’ Participation in Board Meetings	35
90.	Alternate Directors Responsible for Own Acts	35

91.	Interests of Alternate Director	35
92.	Revocation of Alternate Director	35
93.	Arrangements with Non-Executive Directors	35
94.	Expenses	36
95.	Additional Remuneration	36
96.	Remuneration of Executive Directors	36
97.	Pensions and Other Benefits	36
98.	Powers of the Board	37
99.	Powers of Directors if Less Than Minimum Number	37
100.	Powers of Executive Directors	37
101.	Delegation to Committees	37
102.	Local Management	38
103.	Board Meetings	38
104.	Notice of Board Meetings	38
105.	Quorum	38
106.	Chairman	39
107.	Voting	39
108.	Participation by Telephone or Other Form of Communication	39
109.	Resolution in Writing	39
110.	Proceedings of Committees	39
111.	Minutes of Proceedings	40
112.	Validity of Proceedings	40
113.	Transactions or Other Arrangements With the Company	40
114.	Authorisation of Directors’ Conflicts of Interest	40
115.	Directors’ Permitted Interests	42
116.	General	43
117.	Power of Attorney	43
118.	Exercise of Voting Power	44
119.	Provision for Employees on Cessation of Business	44
120.	Overseas Registers	44
121.	Borrowing Powers	44
122.	Power to Authenticate Documents	44
123.	Use of Seals	45
124.	Declaration of Dividends	45
125.	Interim Dividends	45
126.	Calculation and Currency of Dividends	45
127.	Amounts Due on Shares can be Deducted from Dividends	46
128.	Dividends Not in Cash	46
129.	No Interest on Dividends	46
130.	Method of Payment	46
131.	Uncashed Dividends	47
132.	Unclaimed Dividends	47
133.	Scrip Dividends	47
134.	Capitalisation of Reserves	49
135.	Record Dates	50
136.	Inspection of Records	50

137.	Accounts to be Sent to Members	51
138.	Service of Notices	51
139.	Hard copy form	52
140.	Electronic form	53
141.	Electronic means	53
142.	Website	53
143.	Sending or supplying any document, information or notice by any other means	54
144.	Presence at meeting evidence in itself of receipt of notice	54
145.	Notice on Person Entitled By Transmission	54
146.	Record Date for Service	54
147.	Evidence of Service	54
148.	Notice When Post not Available	55
149.	Winding up	55
150.	Indemnity and Insurance	55
151.	Exclusive Jurisdiction	56

Company number: 13027460

THE COMPANIES ACT 2006

PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

ACHILLES THERAPEUTICS PLC

(the “Company”)

(Adopted on 6 April 2021 by a special resolution passed on 15 March 2021 and amended by a special resolution passed on 28 June 2021)

1.	Applicability of the Model Articles

No regulations or articles set out in any statute, or in any statutory instrument or other subordinate legislation made under any statute, concerning companies (including the regulations in the Companies (Model Articles) Regulations 2008 (SI 2008/3229)) shall apply as the articles of the Company. The following shall be the articles of association of the Company.

2.	Definitions and Interpretation
2.1	In these Articles, unless the context requires otherwise, the following words and expressions shall have the meanings set out below:

“A Ordinary Shares” has the meaning given to it in Article 4.1(b);

"Act" means the Companies Act 2006

"address" includes any number or address used for the purposes of sending or receiving documents or information by electronic means

“Affiliates” has the meaning given to it in Article 11.1

"Articles" means these articles of association as altered from time to time and Article shall be construed accordingly

“Beneficial Ownership Limitation” has the meaning given to it in Article 11.1

"Board" means the board of Directors for the time being of the Company or the Directors present or deemed to be present at a duly convened quorate meeting of the Directors

“Bonus Issue” or “Reorganisation” means any return of capital, bonus issue of shares or other securities of the Company by way of capitalisation of profits or reserves or any consolidation or sub-division or redenomination or any repurchase or redemption of shares or conversion rate applicable to any other outstanding shares of the Company

"certificated shares" a share which is not an uncertificated share and references in these Articles to a share being held in certificated form shall be construed accordingly

"clear days" in relation to a period of notice means that period excluding the day when the notice is served or deemed to be served and the day for which it is given or on which it is to take effect

"Companies Acts" means the Act, the Companies Act 1985 and, where the context requires, every other statute from time to time in force concerning companies and affecting the Company

“Conversion” has the meaning given to it in Article 11.2

“Conversion Notice” has the meaning given to it in Article 11.3

“Conversion Shares” has the meaning given to it in Article 11.3(b)

“Deferred Shares” has the meaning given to it in Article 4.1(c)

"Director" means a director for the time being of the Company

“Exchange Act” has the meaning given to it in Article 11.1

“FSMA” means the Financial Services and Markets Act 2000

"electronic form" has the meaning given to it in section 1168 of the Act

"electronic means" has the meaning given to it in section 1168 of the Act

"Exchange Act" means the U.S. Securities Exchange Act of 1934

“Listing” means the listing of the Company’s Ordinary Shares and A Ordinary Shares (in the form of American depositary shares) on Nasdaq

"member" means a member of the Company, or where the context requires, a member of the Board or of any committee

"Nasdaq" means The Nasdaq Stock Market LLC

"Nasdaq Rules" means the rules of Nasdaq

"Office” means the registered office from time to time of the Company

"Operator" means Euroclear UK and Ireland Limited or such other person as may for the time being be approved by HM Treasury as Operator under the uncertificated securities rules

"Ordinary Shares" has the meaning given to it in Article 4.1(a)

"paid up" means paid up or credited as paid up

"participating class" means a class of shares title to which is permitted by the Operator to be transferred by means of a relevant system

“present” means, for the purpose of physical general meetings, present in person or, for the purposes of electronic general meetings, present by electronic means

"Register" means the register of members of the Company to be maintained under the Act or as the case may be any overseas branch register maintained under Article 120

"relevant system" means a computer-based system which allows units of securities without written instruments to be transferred and endorsed pursuant to the uncertificated securities rules

"Seal" means the common seal of the Company or, where the context allows, any official seal kept by the Company under section 50 of the Act

"Secretary" means the secretary of the Company for the time being

"Securities Act" means the U.S. Securities Act of 1933

"Share Warrant" means a warrant to bearer issued by the Company in respect of its shares

"uncertificated securities rules" means any provision of the Companies Acts relating to the holding, evidencing of title to, or transfer of uncertificated shares and any legislation, rules or other arrangements made under or by virtue of such provision (including the Uncertificated Securities Regulations 2001 as amended or replaced from time to time and any subordinate legislation or rules made under them for the time being in force)

"uncertificated share" means a share of a class which is at the relevant time a participating class, title to which is recorded on the Register as being held in uncertificated form and references in these Articles to a share being held in uncertificated form shall be construed accordingly

2.2	Headings are used for convenience only and shall not affect the construction or interpretation of these Articles.
2.3	A person includes a corporate and an unincorporated body (whether or not having separate legal personality).
2.4	Words in the singular shall include the plural and vice versa.
2.5	A reference to one gender shall include a reference to all other genders.
2.6

A reference to a statute or statutory provision is a reference to it as it is in force for the time being, taking account of any amendment, extension, or re-enactment and includes any subordinate legislation for the time being in force made under it.

2.7

Any words or expressions defined in the Companies Acts in force when these Articles or any part of these Articles are adopted shall (if not inconsistent with the subject or context in which they appear) have the same meaning in these Articles or that part, save that the word company shall include any body corporate.

2.8

A reference to a document being signed or to signature includes references to its being executed under hand or under seal or by any other method and, in the case of a communication in electronic form, such references are to its being authenticated as specified by the Companies Acts.

2.9	A reference to writing or written includes references to any method of representing or reproducing words in a legible and non-transitory form whether sent or supplied in electronic form or otherwise.
2.10	A reference to documents or information being sent or supplied by or to a company (including the Company) shall be construed in accordance with section 1148(3) of the Act.
2.11	A reference to a meeting shall not be taken as requiring more than one person to be present if any quorum requirement can be satisfied by one person.

2.12

If any Article (or part thereof) is or becomes inconsistent with any laws or regulations of any country to which affairs of the Company are subject such laws or regulations shall prevail and the relevant Article (or part thereof) shall be construed accordingly.

2.13

A reference to an electronic platform or electronic platforms include, without limitation, website addresses and conference call systems, and references to persons attending meetings by electronic means means attendance at electronic general meetings via the electronic platform(s) stated in the notice of such meeting.

3.	Form of Resolution

Subject to the Companies Acts, where anything can be done by passing an ordinary resolution, this can also be done by passing a special resolution.

4.	Capital
4.1	The capital of the Company is divided into:
(a)	an unlimited number of ordinary shares of £0.001 each ("Ordinary Shares");
(b)	an unlimited number of A ordinary shares of £0.001 each (“A Ordinary Shares”); and
(c)

an unlimited number of deferred shares which shall be denominated in sterling with a nominal value to be determined by the Board or a duly appointed and convened committee of the Board (“Deferred Shares”), in each case conferring on the holders the rights and being subject to the restrictions set out in Article 10.

5.	Limited Liability

The liability of the members of the Company is limited to the amount, if any, unpaid on the shares in the Company held by them.

6.	Change of Name

The Company may change its name by resolution of the Board.

7.	Power to Attach Rights to Shares

Subject to the Companies Acts and to any rights attached to existing shares, any share may be issued with or have attached to it such rights and restrictions as the Company may by ordinary resolution determine, or if no ordinary resolution has been passed or so far as the resolution does not make specific provision, as the Board may determine.

8.	Allotment of Shares and Pre-Emption
8.1

Subject to the Companies Acts, these Articles and to any relevant authority of the Company in general meeting required by the Act, the Board may offer, allot (with or without conferring rights of renunciation), grant options over or otherwise deal with or dispose of shares or grant rights to subscribe for or convert any security into shares to such persons, at such times and upon such terms as the Board may decide. No share may be issued at a discount to its nominal value.

8.2

The Board may, at any time after the allotment of any share but before any person has been entered in the Register, recognise a renunciation by the allottee in favour of some other person and accord to the allottee of a share a right to effect such renunciation and/or allow the rights to be represented by one or more participating securities, in each case upon and subject to such terms and conditions as the Board may think fit to impose.

8.3

Under and in accordance with section 551 of the Act, the Directors shall be generally and unconditionally authorised to exercise for each prescribed period all the powers of the Company to allot shares or to grant rights to subscribe for or to convert any security into shares up to an aggregate nominal amount equal to the Section 551 Amount (as defined below).

8.4

Under and within the terms of the said authority or otherwise in accordance with section 570 of the Act, the Directors shall be empowered during each prescribed period to allot equity securities (as defined by the Act) wholly for cash:

(a)	in connection with a rights issue; and
(b)	otherwise than in connection with a rights issue up to an aggregate nominal amount equal to the Section 561 Amount (as defined below).
8.5

During each prescribed period the Company and its Directors by such authority and power may make offers or agreements which would or might require equity securities or other securities to be allotted after the expiry of such period.

8.6	For the purposes of this Article 8:
(a)

“rights issue” means an offer of equity securities (as defined by the Act) open for acceptance for a period fixed by the Board to holders of equity securities on the Register on a fixed record date in proportion to their respective holdings of such securities or in accordance with the rights attached to them but subject to such exclusions or other arrangements as the Board may deem necessary or expedient with regard to treasury shares, fractional entitlements or legal or practical problems under the laws of any territory or under the requirements of any recognised regulatory body or stock exchange in any territory;

(b)

“prescribed period” means any period (not exceeding five years on any occasion) for which the authority, in the case of Article 8.3, is conferred or renewed by ordinary or special resolution stating the Section 551 Amount and in the case of Article 8.4 is conferred or renewed by special resolution stating the Section 561 Amount;

(c)	“Section 551 Amount” means for any prescribed period, the amount stated in the relevant ordinary or special resolution;
(d)	“Section 561 Amount” means for any prescribed period, the amount stated in the relevant special resolution; and
(e)

the nominal amount of any securities shall be taken to be, in the case of rights to subscribe for or to convert any securities into shares of the Company, the nominal amount of such shares which may be allotted pursuant to such rights.

9.	Redeemable Shares

Subject to the Companies Acts and to any rights attaching to existing shares, any share may be issued which can be redeemed or is liable to be redeemed at the option of the Company or the holder. The Board may determine the terms, conditions and manner of redemption of any redeemable shares which are issued. Such terms and conditions shall apply to the relevant shares as if the same were set out in these Articles.

10.	Shareholder Rights
10.1

The Ordinary Shares shall rank pari passu as a single class. The A Ordinary Shares shall rank pari passu as a single class. Save as set out in these Articles, the Ordinary Shares and the A Ordinary Shares shall rank pari passu in all respects. The Deferred Shares shall rank pari passu as a single class.

10.2

In the event of the liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to members shall be distributed amongst all holders of the Ordinary Shares and A Ordinary Shares in proportion to the number of shares held irrespective of the amount paid or credited as paid on any share.

10.3

At a general meeting of the Company and at any separate class meeting of the holders of Ordinary Shares, where a holder of Ordinary Shares is entitled to vote, such holder is entitled to one vote for each Ordinary Share held.

10.4

A holder of Ordinary Shares is entitled to receive notice of any general meeting of the Company (and notice of any separate class meeting of the holders of Ordinary Shares) and a copy of every report, accounts, circular or other document sent out by the Company to members.

10.5	The holders of the A Ordinary Shares shall not be entitled to vote at a general meeting of the Company.
10.6

A holder of A Ordinary Shares is entitled to receive notice of any general meeting of the Company (and notice of any separate class meeting of the holders of A Ordinary Shares) and a copy of every report, accounts, circular or other document sent out by the Company to members.

10.7	Notwithstanding any other provision of these Articles, the special rights, privileges, restrictions and limitations attaching to the Deferred Shares are as follows:
(a)	the Deferred Shares shall not be entitled to any dividends or to any other right of participation in the profits of the Company;
(b)

on return of assets on liquidation, the Deferred Shares shall confer on the holders thereof an entitlement to receive out of the assets of the Company available for distribution amongst the members (subject to the rights of any new class of shares with preferred rights) the amount credited as paid up on the Deferred Shares held by them respectively after (but only after) payment shall have been made to the holders of the Ordinary Shares and A Ordinary Shares of the amounts paid up or credited as paid up on such shares and the sum of £1,000,000 in respect of each Ordinary Share and A Ordinary Shares held by them respectively. The Deferred Shares shall confer on the holders thereof no further right to participate in the assets of the Company;

(c)

the Deferred Shares do not entitle the holder thereof to vote on any resolution or to receive notice of, attend any general meeting, or be part of the quorum thereof as the holders of the Deferred Shares;

(d)

any reduction of capital involving the cancellation of the Deferred Shares for no consideration shall not be deemed to be a variation of the rights attaching to them nor a modification or abrogation of the rights or privileges attaching to the Deferred Shares and the Company shall be authorised at any time to reduce its capital (in accordance with the Act) without obtaining the consent of the holders of the Deferred Shares;
(e)

any special rights conferred upon the holders of the Deferred Shares shall be deemed to not be modified, varied or abrogated by the creation or issue of further shares ranking pari passu with or in priority to the Deferred Shares;

(f)	no transfer of any Deferred Shares shall be permitted save as provided in Article 10.7(g);
(g)

the Company shall have irrevocable authority at any time to appoint any person to execute on behalf of the holders of the Deferred Shares a transfer thereof and/or an agreement to transfer the same, without making any payment to the holders thereof, or to such person as the Company may determine as custodian thereof and/or to cancel the same without making any payment to the holders thereof and/or acquire the same (in accordance with the provisions of the Act) without making any payment to or obtaining the sanction of the holders thereof;

(h)	subject to the Act, the Company shall be entitled to purchase any Deferred Shares in issue at any time for no consideration; and
(i)	the Company shall be entitled to cancel all or any of the Deferred Shares so acquired by the Company in accordance with the Act.
11.	Conversion of A Ordinary Shares
11.1	In this Article 11:

“Affiliates” means those affiliates with whom a holder of the Company’s shares is required to aggregate beneficial ownership for the purposes of section 13(d) of the Exchange Act;

“Beneficial Ownership Limitation” means, initially, 9.99% of any class of securities of the Company registered under the Exchange Act, and where such percentage may be increased or decreased by a holder of the A Ordinary Shares to such other percentage as such holder may designate in writing (provided that any increase shall not be effective until providing at least sixty-one (61) days’ notice to the Company), provided further that: (i) such increase or decrease shall only be applicable to such holder; and (ii) any such increase shall not exceed 19.9% of any class of securities of the Company registered under the Exchange Act. For purposes of calculating the Beneficial Ownership Limitation, a holder may rely on the number of outstanding shares of the subject class as stated in the most recent of the following: (A) the Company’s most recent periodic or annual filing; (B) a more recent public announcement by the Company that is publicly filed; or (C) a more recent notice by the Company or the Company’s transfer agent to the holder setting forth the number of shares then outstanding. Upon the written request of a holder (which may be by email with confirmation), the Company shall, within three (3) Business Days thereof, confirm in writing to such holder (which may be via email) the number of shares then outstanding; and

“Exchange Act” means Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

11.2

Each holder of A Ordinary Shares may convert all or any number of their A Ordinary Shares into Ordinary Shares on a one for one basis at any time (a “Conversion”), unless: (i) immediately prior to, or as a result of, such Conversion the relevant holder of A Ordinary Shares beneficial ownership of the Company (for the purposes of section 13(d) of the Exchange Act), together with their Affiliates (if any), would exceed the Beneficial Ownership Limitation; or (ii) such Conversion would contravene applicable law.
11.3

In order to effect a Conversion, the holder of A Ordinary Shares shall deliver a written notice to the transfer agent of the Company (or the Company if the Company serves as its own transfer agent) specifying:

(a)	the full name and contact details of the holder of the A Ordinary Shares and/or the names of any nominee(s) who holds the A Ordinary Shares on the ultimate beneficial owner’s behalf; and
(b)	the number of A Ordinary Shares that the relevant holder (or nominee, on behalf of an ultimate beneficial owner) wishes to convert into Ordinary Shares (the “Conversion Shares”),

(the “Conversion Notice”).

11.4	Upon receipt of the Conversion Notice the Company will:
(a)

convert the Conversion Shares into Ordinary Shares and the holders of the Company’s A Ordinary Shares will be deemed to have consented to such Conversion in accordance with section 630(2)(a) of the Act; and

(b)

procure that the register of members of the Company is updated to reflect the Conversion as soon as reasonably practicable following the Conversion and, in any event, within 10 Business Days of the Conversion having been completed.

11.5

The one-to-one conversion ratio for the conversion of A Ordinary Shares into Ordinary Shares in accordance with this Article 11 shall in all events be equitably adjusted in the event of any Bonus Issue or Reorganisation.

12.	Pari Passu Issues

If new shares are created or issued which rank equally with any other existing shares, or the Company purchases any of its own shares, the rights of the existing shares will not be regarded as changed or abrogated unless the terms of the existing shares expressly say otherwise.

13.	Variation of Rights
13.1

Subject to the Companies Acts, the rights attached to any class of shares can be varied or abrogated either with the consent in writing of the holders of not less than three-quarters in nominal value of the issued shares of that class (excluding any shares of that class held as treasury shares) or with the authority of a special resolution passed at a separate meeting of the holders of the relevant class of shares known as a class meeting.

13.2

The provisions of this Article 13 will apply to any variation or abrogation of rights of shares forming part of a class. Each part of the class which is being treated differently is treated as a separate class in applying this Article 13.

13.3

All the provisions in these Articles as to general meetings shall apply, with any necessary modifications, to every class meeting except that the necessary quorum at every such meeting shall be not less than two persons present and between them holding or representing by proxy at least 33 ⅓ per cent. in number of the issued shares of the relevant class (excluding any shares of that class held as treasury shares) provided that where a person is present by proxy or proxies, they are treated as holding only the shares in respect of those proxies which are authorised to exercise voting rights.
13.4	The Board may convene a class meeting whenever it thinks fit and whether or not the business to be transacted involves a variation or abrogation of class rights.
14.	Payment of Commission

The Company may in connection with the issue of any shares or the sale for cash of treasury shares exercise all powers of paying commission and brokerage conferred or permitted by the Companies Acts. Any such commission or brokerage may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or other securities or the grant of an option to call for an allotment of shares or any combination of such methods.

15.	Trusts Not Recognised

Except as otherwise expressly provided by these Articles, required by law or as ordered by a court of competent jurisdiction, the Company shall not recognise any person as holding any share on any trust, and the Company shall not be bound by or required in any way to recognise (even when having notice of it) any equitable, contingent, future, partial or other claim to or interest in any share other than an absolute right of the holder of the whole of the share.

16.	Uncertificated Shares
16.1

Under and subject to the uncertificated securities rules, the Board may permit title to shares of any class to be evidenced otherwise than by certificate and title to shares of such a class to be transferred by means of a relevant system and may make arrangements for a class of shares (if all shares of that class are in all respects identical) to become a participating class. Title to shares of a particular class may only be evidenced otherwise than by a certificate where that class of shares is at the relevant time a participating class. The Board may also, subject to compliance with the uncertificated securities rules, determine at any time that title to any class of shares may from a date specified by the Board no longer be evidenced otherwise than by a certificate or that title to such a class shall cease to be transferred by means of any particular relevant system.

16.2

In relation to a class of shares which is a participating class and for so long as it remains a participating class, no provision of these Articles shall apply or have effect to the extent that it is inconsistent in any respect with:

(a)	the holding of shares of that class in uncertificated form;
(b)	the transfer of title to shares of that class by means of a relevant system; or
(c)	any provision of the uncertificated securities rules,

and, without prejudice to the generality of this Article 16.2, no provision of these Articles shall apply or have effect to the extent that it is in any respect inconsistent with the maintenance, keeping or entering up by the Operator, so long as that is permitted or required by the uncertificated securities rules, of an Operator register of securities in respect of that class of shares in uncertificated form.

16.3

Ordinary Shares or A Ordinary Shares of a class which is at the relevant time a participating class may be changed from uncertificated to certificated form, and from certificated to uncertificated form, in accordance with and subject as provided in the uncertificated securities rules.

16.4

If, under these Articles or the Companies Acts, the Company is entitled to sell, transfer or otherwise dispose of, forfeit, re-allot, accept the surrender of or otherwise enforce a lien over an uncertificated share, then, subject to these Articles and the Companies Acts, such entitlement shall include the right of the Board to:

(a)

require the holder of the uncertificated share by notice in writing to change that share from uncertificated to certificated form within such period as may be specified in the notice and keep it as a certificated share for as long as the Board requires;

(b)

appoint any person to take such other steps, by instruction given by means of a relevant system or otherwise, in the name of the holder of such share as may be required to effect the transfer of such share and such steps shall be as effective as if they had been taken by the registered holder of that share; and

(c)

take such other action that the Board considers appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of that share or otherwise to enforce a lien in respect of that share.

16.5

Unless the Board determines otherwise, shares which a member holds in uncertificated form shall be treated as separate holdings from any shares which that member holds in certificated form but a class of shares shall not be treated as two classes simply because some shares of that class are held in certificated form and others in uncertificated form.

16.6

Unless the Board determines otherwise or the uncertificated securities rules require otherwise, any shares issued or created out of or in respect of any uncertificated shares shall be uncertificated shares and any shares issued or created out of or in respect of any certificated shares shall be certificated shares.

16.7

The Company shall be entitled to assume that the entries on any record of securities maintained by it in accordance with the uncertificated securities rules and regularly reconciled with the relevant Operator register of securities are a complete and accurate reproduction of the particulars entered in the Operator register of securities and shall accordingly not be liable in respect of any act or thing done or omitted to be done by or on behalf of the Company in reliance on such assumption. Any provision of these Articles which requires or envisages that action will be taken in reliance on information contained in the Register shall be construed to permit that action to be taken in reliance on information contained in any relevant record of securities (as so maintained and reconciled).

17.	Share Certificates
17.1

Other than as provided in Article 17.6, below, every person (except a person to whom the Company is not by law required to issue a certificate) whose name is entered in the Register as a holder of any certificated shares shall be entitled, without charge, to receive within the time limits prescribed by the Companies Acts (unless the terms of issue prescribe otherwise) one certificate for all of the shares of that class registered in their name.

17.2

The Company shall not be bound to issue more than one certificate in respect of shares held jointly by two or more persons. Delivery of a certificate to the person first named in the Register shall be sufficient delivery to all joint holders.

17.3

Where a member has transferred part only of the shares comprised in a certificate, they shall be entitled without charge to a certificate for the balance of such shares to the extent that the balance is to be held in certificated form. Where a member receives more shares of any class, they shall be entitled without charge to a certificate for the extra shares of that class to the extent that the balance is to be held in certificated form.

17.4

A share certificate may be issued under Seal (by affixing the Seal to or printing (whether mechanically or electronically) the Seal or a representation of it on the certificate) or signed by at least two Directors or by at least one Director and the Secretary. Such certificate shall specify the number and class of the shares in respect of which it is issued and the amount or respective amounts paid up on it. The Board may by resolution decide, either generally or in any particular case or cases, that any signatures on any share certificates need not be autographic but may be applied to the certificates by some mechanical or other means or may be printed on them or that the certificates need not be signed by any person.

17.5

Every share certificate sent in accordance with these Articles will be sent at the risk of the member or other person entitled to the certificate. The Company will not be responsible for any share certificate lost or delayed in the course of delivery.

17.6	No share certificates shall be issued in respect of the Deferred Shares.
18.	Replacement Certificates
18.1

Any two or more certificates representing shares of any one class held by any member may at their request be cancelled and a single new certificate for such shares issued in lieu without charge on surrender of the original certificates for cancellation.

18.2	Any certificate representing shares of any one class held by any member may at their request be cancelled and two or more certificates for such shares may be issued instead.
18.3

If a share certificate is defaced, worn out or said to be stolen, lost or destroyed, it may be replaced on such terms as to evidence and indemnity in respect of such share certificate only as the Board may decide and, where it is defaced or worn out, after delivery of the old certificate to the Company.

18.4

The Board may require the payment of any exceptional out-of-pocket expenses of the Company incurred in connection with the issue of any certificates under this Article 18. In the case of shares held jointly by several persons, any such request as is mentioned in this Article 18 may be made by any one of the joint holders.

19.	Lien on Shares not Fully Paid

The Company shall have a first and paramount lien on every share, not being a fully paid share, for all amounts payable to the Company (whether presently or not) in respect of that share. The Company's lien over a share takes priority over any third party's interest in that share, and extends to any dividend or other money payable by the Company in respect of that share (and, if the lien is enforced and the share is sold by the Company, the proceeds of sale of that share). The Board may at any time, either generally or in any particular case, waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this Article 19.

20.	Enforcement of Lien by Sale

The Company may sell, in such manner as the Board may decide, any share over which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within 14 clear days after a notice has been served on the holder of the share or the person who is entitled by transmission to the share, demanding payment and stating that if the notice is not complied with the share may be sold. For giving effect to the sale, in the case of a certificated share, the Board may authorise some person to sign an instrument of transfer of the share sold to, or in accordance with the directions, of the buyer. In the case of an uncertificated share, the Board may require the Operator to convert the share into certificated form and after such conversion, authorise any person to sign the instrument of transfer of the share to effect the sale of the share. The buyer shall not be bound to see to the application of the purchase money, nor shall their title to the share be affected by any irregularity or invalidity in the proceedings in reference to the sale.

21.	Application of Proceeds of Sale

The net proceeds of any sale of shares subject to any lien, after payment of the costs, shall be applied:

(a)

first, in or towards satisfaction of so much of the amount due to the Company or of the liability or engagement (as the case may be) as is presently payable or is liable to be presently fulfilled or discharged; and

(b)

second, any residue shall be paid to the person who was entitled to the share at the time of the sale but only after the certificate for the shares sold has been surrendered to the company for cancellation, or an indemnity in a form reasonably satisfactory to the Directors has been given for any lost certificates, and subject to a like lien for debts or liabilities not presently payable as existed on the share prior to the sale.

22.	Calls
22.1

Subject to these Articles and the terms on which the shares are allotted, the Board may from time to time make calls on the members in respect of any monies unpaid on their shares (whether in respect of nominal value or premium) and not payable on a date fixed by or in accordance with the terms of issue.

22.2

Each member shall (subject to the Company serving upon them at least 14 clear days' notice specifying when and where payment is to be made and whether or not by instalments) pay to the Company as required by the notice the amount called on for their shares.

22.3	A call shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed.
22.4	A call may be revoked or postponed, in whole or in part, as the Board may decide.
22.5	Liability to pay a call is not extinguished or transferred by transferring the shares in respect of which the call is required to be paid.
23.	Liability of Joint Holders

The joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share.

24.	Interest on Calls

If a call remains unpaid after it has become due and payable, the person from whom it is due and payable shall pay all expenses that have been incurred by the Company by reason of such non-payment together with interest on the amount unpaid from the day it is due and payable to the time of actual payment at such rate (not exceeding the Bank of England base rate by more than five percentage points) as the Board may decide. The Board may waive payment of the interest or the expenses in whole or in part.

25.	Power to Differentiate

On or before the issue of shares, the Board may decide that allottees or holders of shares can be called on to pay different amounts or that they can be called on at different times.

26.	Payment of Calls in Advance

The Board may, if it thinks fit, receive from any member willing to advance the same, all or any part of the monies uncalled and unpaid on the shares held by them. Such payment in advance of calls shall, to the extent of the payment, extinguish the liability on the shares on which it is made. The Company may pay interest on the money paid in advance, or so much of it as exceeds the amount for the time being called upon the shares in respect of which such advance has been made, at such rate as the Board may decide. The Board may at any time repay the amount so advanced by giving at least three months' notice in writing to such member of its intention to do so, unless before the expiration of such notice the amount so advanced shall have been called up on the shares in respect of which it was advanced.

27.	Notice if Call or Instalment Not Paid

If any member fails to pay the whole of any call (or any instalment of any call) by the date when payment is due, the Board may at any time give notice in writing to such member (or to any person entitled to the shares by transmission), requiring payment of the amount unpaid (and any accrued interest and any expenses incurred by the Company by reason of such non-payment) by a date not less than 14 clear days from the date of the notice. The notice shall name the place where the payment is to be made and state that, if the notice is not complied with, the shares in respect of which such call was made will be liable to be forfeited.

28.	Forfeiture for Non-Compliance

If the notice referred to in Article 27 is not complied with, any share for which it was given may be forfeited, by resolution of the Board to that effect, at any time before the payment required by the notice has been made. Such forfeiture shall include all dividends declared or other monies payable in respect of the forfeited shares and not paid before the forfeiture.

29.	Notice After Forfeiture

When any share has been forfeited, notice of the forfeiture shall be served on the holder of the share or the person entitled to such share by transmission (as the case may be) before forfeiture. An entry of such notice having been given and of the forfeiture and the date of forfeiture shall immediately be made in the Register in respect of such share. However, no forfeiture shall be invalidated by any omission to give such notice or to make such entry in the Register.

30.	Forfeiture May Be Annulled

The Board may annul the forfeiture of a share, at any time before any forfeited share has been cancelled or sold, re-allotted or otherwise disposed of, on the terms that payment shall be made of all calls and interest due on it and all expenses incurred in respect of the share and on such further terms (if any) as the Board shall see fit.

31.	Surrender

The Board may accept the surrender of any share liable to be forfeited and, in any event, references in these Articles to forfeiture shall include surrender.

32.	Sale of Forfeited Shares
32.1	A forfeited share shall become the property of the Company.
32.2	Subject to the Companies Acts, any such share may be sold, re-allotted or otherwise disposed of, on such terms and in such manner as the Board thinks fit.
32.3

The Board may, for the purposes of the disposal, authorise some person to transfer the share in question and may enter the name of the transferee in respect of the transferred share in the Register even if no share certificate is lodged and may issue a new certificate to the transferee. An instrument of transfer executed by that person shall be as effective as if it had been executed by the holder of or the person entitled by transmission to, the share. The Company may receive the consideration (if any) given for the share on its disposal.

33.	Effect of Forfeiture

A member whose shares have been forfeited shall cease to be a member in respect of such forfeited shares and shall surrender the certificate for such shares to the Company for cancellation. Such member shall remain liable to pay to the Company all sums which at the date of forfeiture were presently payable by them to the Company in respect of such shares with interest at a rate (not exceeding the Bank of England base rate by two percentage points) determined by the Board from the date of the forfeiture to the date of payment. The Directors may waive payment of interest wholly or in part and may enforce payment, without any reduction or allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal.

34.	Evidence of Forfeiture

A statutory declaration by a Director or the Secretary that a share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share. The declaration shall (subject to the execution of an instrument of transfer if necessary) constitute a good title to the share. The person to whom the share is transferred or sold shall not be bound to see to the application of the purchase money or other consideration (if any), nor shall their title to the share be affected by any act, omission or irregularity relating to or connected with the proceedings in reference to the forfeiture or disposal of the share.

35.	Form of Transfer
35.1	Subject to these Articles:
(a)

each member may transfer all or any of their shares which are in certificated form by instrument of transfer in writing in any usual form or in any form approved by the Board. Such instrument shall be executed by or on behalf of the transferor and (in the case of a transfer of a share which is not fully paid up) by or on behalf of the transferee. All instruments of transfer, when registered, may be retained by the Company; and

(b)

each member may transfer all or any of their shares which are in uncertificated form by means of a relevant system in such manner provided for, and subject as provided in, the uncertificated securities rules. No provision of these Articles shall apply in respect of an uncertificated share to the extent that it requires or contemplates the effecting of a transfer by an instrument in writing or the production of a certificate for the share to be transferred.

35.2	The transferor of a share shall be deemed to remain the holder of the share concerned until the name of the transferee is entered in the Register in respect of it.
36.	Right to Refuse Registration of Transfer
36.1	The Board may, in its absolute discretion, refuse to register any transfer of a share in certificated form (or renunciation of a renounceable letter of allotment) unless:
(a)	it is for a share which is fully paid up;
(b)	it is for a share upon which the Company has no lien;
(c)	it is only for one class of share;
(d)	it is in favour of a single transferee or no more than four joint transferees;
(e)	it is duly stamped or is duly certificated or otherwise shown to the satisfaction of the Board to be exempt from stamp duty (in each case if this is required); and
(f)

it is delivered for registration to the Office (or such other place as the Board may determine), accompanied (except in the case of a transfer by a person to whom the Company is not required by law to issue a certificate and to whom a certificate has not been issued or in the case of a renunciation) by the certificate for the shares to which it relates and such other evidence as the Board may reasonably require to prove the title of the transferor (or person renouncing) and the due execution of the transfer or renunciation by them or, if the transfer or renunciation is executed by some other person on their behalf, the authority of that person to do so.

36.2

The Board shall not refuse to register any transfer or renunciation of partly paid shares which are admitted to trading on Nasdaq, or for which certificated or uncertificated depositary instruments over such shares are admitted to trading on Nasdaq, on the grounds that they are partly paid shares in circumstances where such refusal would prevent dealings in such shares from taking place on an open and proper basis.

36.3	Transfers of shares will not be registered in the circumstances referred to in Article 75.
36.4	The Board may refuse to register a transfer of uncertificated shares in any circumstances that are allowed or required by the uncertificated securities rules and the relevant system.
37.	Notice of Refusal to Register a Transfer

If the Board refuses to register a transfer of a share it shall notify the transferee of the refusal and the reasons for it within two months after the date on which the transfer was lodged with the Company or the instructions to the relevant system received. Any instrument of transfer which the Board refuses to register shall be returned to the person depositing it (except if there is suspected or actual fraud). All instruments of transfer which are registered may be retained by the Company.

38.	No Fees on Registration

No fee shall be charged for registration of a transfer or other document or instruction relating to or affecting the title to any share or for making any other entry in the Register.

39.	Other Powers in Relation to Transfers

Nothing in these Articles shall prevent the Board:

(a)	from recognising a renunciation of the allotment of any share by the allottee in favour of another person; or
(b)

(if empowered to do so by these Articles) from authorising any person to execute an instrument of transfer of a share and from authorising any person to transfer that share in accordance with any procedures implemented under Article 20.

40.	Transmission of Shares on Death

If a member dies, the survivors or survivor (where they were a joint holder), and their executors or administrators (where they were a sole or the only survivor of joint holders), shall be the only persons recognised by the Company as having any title to their shares. Nothing in these Articles shall release the estate of a deceased member from any liability for any share which has been solely or jointly held by them.

41.	Election of Person Entitled By Transmission
41.1

Any person becoming entitled to a share because of the death or bankruptcy of a member, or otherwise by operation of law, may (on such evidence as to their title being produced as the Board may require) elect either to become registered as a member or to have some person nominated by them registered as a member. If they elect to become registered themselves, they shall notify the Company to that effect. If they elect to have some other person registered, they shall execute an instrument of transfer of such share to that person. All the provisions of these Articles relating to the transfer of shares shall apply to the notice or instrument of transfer (as the case may be) as if it were an instrument of transfer executed by the member and their death, bankruptcy or other event had not occurred. Where the entitlement of a person to a share because of the death or bankruptcy of a member or otherwise by operation of law is proved to the satisfaction of the Board, the Board shall within 30 days after proof cause the entitlement of that person to be noted in the Register.

41.2	A person entitled by transmission to a share in uncertificated form who elects to have some other person registered shall either:
(a)	procure that instructions are given by means of the relevant system to effect transfer of such uncertificated share to that person; or
(b)	change the uncertificated share to certificated form and execute an instrument of transfer of that certificated share to that person.
42.	Rights on Transmission

Where a person becomes entitled to a share because of the death or bankruptcy of any member, or otherwise by operation of law, the rights of the holder in relation to such share shall cease. However, the person so entitled may give a good discharge for any dividends and other monies payable in respect of it and shall have the same rights to which they would be entitled if they were the holder of the share, except that they shall not be entitled to receive notice of, or to attend or vote at, any meeting of the Company or any separate meeting of the holders of any class of shares of the Company before they are registered as the holder of the share. The Board may at any time give notice requiring any such person to elect either to be registered themself or to transfer the share. If the notice is not complied with within 30 days, the Board may withhold payment of all dividends and any other monies payable in respect of such share until the requirements of the notice have been complied with.

43.	Destruction of Documents
43.1	The Company may destroy any:
(a)	instrument of transfer, after six years from the date on which it is registered;
(b)	dividend mandate or any variation or cancellation of a dividend mandate or any notification of change of name or address, after two years from the date on which it is recorded;
(c)	share certificate, after one year from the date on which it is cancelled;
(d)	instrument of proxy which has been used for the purpose of a poll at any time after one year has elapsed from the date of use;
(e)	instrument of proxy which has not been used for the purpose of a poll at any time after a period of one month has elapsed from the end of the meeting to which the instrument of proxy relates;
(f)	Share Warrant (including coupons or tokens detailed from it) which has been cancelled at any time after seven years from the date on which it was cancelled; or
(g)	other document for which any entry in the Register is made, after six years from the date on which an entry was first made in the Register in respect of it,

provided that the Company may destroy any such type of document at a date earlier than that authorised by this Article 43.1 if a copy of such document is made and retained (whether electronically, by microfilm, by digital imaging or by other similar means) until the expiration of the period applicable to the destruction of the original of such document.

43.2	It shall be conclusively presumed in favour of the Company that every:
(a)	entry in the Register purporting to have been made on the basis of a document so destroyed was duly and properly made;
(b)	instrument of transfer so destroyed was duly registered;
(c)	share certificate so destroyed was duly cancelled; and
(d)	other document so destroyed had been properly dealt with under its terms and was valid and effective according to the particulars in the records of the Company.
43.3

This Article 43 shall only apply to the destruction of a document in good faith and without notice of any claim (regardless of the parties to it) to which the document might be relevant. Nothing in this Article 43 shall be construed as imposing any liability on the Company in respect of the destruction of any such document other than as provided for in this Article 43 which would not attach to the Company in the absence of this Article 43. References in this Article 43 to the destruction of any document include references to the disposal of it in any manner.

43.4

References in this Article 43 to instruments of transfer shall include, in relation to uncertificated shares, instructions and/or notifications made in accordance with the relevant system relating to the transfer of such shares.

44.	Sub-Division

Any resolution authorising the Company to sub-divide its shares or any of them may determine that, as between the shares resulting from the sub-division, any of them may have any preference or advantage or be subject to any restriction as compared with the others.

45.	Fractions

If any shares are consolidated or consolidated and then divided, the Board has power to deal with any fractions of shares which result. If the Board decides to sell any shares representing fractions, it can do so for the best price reasonably obtainable and distribute the net proceeds of sale among members in proportion to their fractional entitlements. The Board can arrange for any shares representing fractions to be entered in the Register as certificated shares if they consider that this makes it easier to sell them. The Board can sell those shares to anyone, including the Company if the legislation allows, and may authorise any person to transfer or deliver the shares to the buyer or in accordance with the buyer's instructions. The buyer shall not be bound to see to the application of the purchase money, nor shall their title to the share(s) be affected by any irregularity or invalidity in the proceedings in reference to the sale.

46.	Annual General Meetings

An annual general meeting shall be held once a year, at such time and places (including electronic platforms) as may be determined by the Board in accordance with the requirements of the Companies Acts.

47.	Convening of General Meetings

All meetings other than annual general meetings shall be called general meetings. The Board may, whenever it thinks fit, and shall on requisition in accordance with the Companies Acts, proceed to convene a general meeting which may be held as a physical general meeting or an electronic general meeting.

48.	Notice of General Meetings

A general meeting shall be called by at least such minimum notice as is required or permitted by the Companies Acts. The period of notice shall in either case be exclusive of the day on which it is served or deemed to be served and of the day on which the meeting is to be held and shall be given to all members other than those who are not entitled to receive such notices from the Company. The Company may give such notice by any means or combination of means permitted by the Companies Acts.

49.	Contents of Notice of Meetings
49.1

Subject to the provisions of the Companies Acts, every notice calling a meeting shall include all information required to be included by the Act, applicable securities laws, including US securities laws, the Nasdaq Rules or the rules of any other stock exchange or quotation system on which any shares of the Company (and/or depositary instruments over such shares) are then listed or quoted and, further, shall specify:

(a)	whether the meeting shall be a physical and/or electronic general meeting;

(b)

for physical general meetings, the time, date and place of the meeting (including without limitation any satellite meeting place arranged for the purposes of Article 61, which shall be identified as such in the notice);

(c)

for electronic general meetings, the time, date and electronic platform for the meeting, which electronic platforms may vary from time to time and from meeting to meeting as the Board, in its sole discretion, sees fit; and

(d)

with reasonable prominence in every such notice a statement that a member entitled to attend and vote is entitled to a proxy or (if they have more than one share) proxies to exercise all or any of their rights to attend, speak and vote and that a proxy need not be a member of the Company. Such notice shall also include the address of the website on which the information required by the Act is published, state the procedures with which members must comply in order to be able to attend and vote at the meeting (including the date by which they must comply), provide details of any forms to be used for the appointment of a proxy and state that a member has the right to ask questions at the meeting in accordance with the Act.

49.2

The notice shall specify the general nature of the business to be transacted at the meeting and shall set out the text of all resolutions to be considered by the meeting and shall state in each case whether it is proposed as an ordinary resolution or as a special resolution.

49.3	In the case of an annual general meeting, the notice shall also specify the meeting as such.
49.4

For the purposes of determining which persons are entitled to attend or vote at a meeting and how many votes a person may cast, the Company may specify in the notice of meeting a time, not more than 48 hours before the time fixed for the meeting (not taking into account non-working days) by which a person must be entered in the Register in order to have the right to attend or vote at the meeting or appoint a proxy to do so.

50.	Omission to Give Notice and Non-Receipt of Notice

The accidental omission to give notice of any meeting or to send an instrument of proxy (where this is intended to be sent out with the notice) to or the non-receipt of either by, any person entitled to receive the same shall not invalidate the proceedings of that meeting.

51.	Postponement of General Meeting

If the Board considers that it is impracticable or unreasonable to hold the physical general meeting at the declared place (or any of the declared places, in the case of a meeting to which Article 61 applies) and/or the electronic general meeting on the electronic platform specified in the notice on the date or at the time stated in the notice calling the meeting, it may change the place (or any of the places, in the case of a meeting to which Article 60 applies) or electronic platform and/or postpone the time and/or date at which the meeting is to be held (or do both). The Board shall take reasonable steps to ensure that notice of the date, time and place of, or electronic platform for, the rearranged meeting is given to any member trying to attend the meeting at the original time and place or on the original electronic platform. Notice of the date, time and place of, or electronic platform for, the rearranged meeting shall, if practicable, also be placed in at least two national newspapers published in the United Kingdom. Notice of the business to be transacted at such rearranged meeting shall not be required, provided that it is the same as the business which might properly have been transacted at the original meeting had it not been rearranged. If a meeting is rearranged in accordance with this Article 51, appointments of proxy will be valid if they are received as required by these Articles not less than 48 hours before the time appointed for holding the rearranged meeting and for the purpose of calculating this period, the Board can decide in their absolute discretion, not to take account of any part of a day that is not a working day. The Board may also postpone or move the rearranged meeting (or do both) under this Article 51.

52.	Quorum at General Meeting

No business shall be transacted at any general meeting unless a quorum is present. If a quorum is not present a chairman of the meeting can still be chosen and this will not be treated as part of the business of the meeting. One or more qualifying persons present at a meeting and between them holding (or being the proxy or corporate representative of the holders of) at least 33 ⅓ per cent. in number of the issued shares (excluding any shares held as treasury shares) entitled to attend and vote on the business to be transacted shall constitute a quorum.

For the purposes of this Article 52:

(a)               a “qualifying person” is an individual who is a member, a person authorised to act as the representative of a member (being a corporation) in relation to the meeting or a person appointed as proxy of a member in relation to the meeting; and

(b)               where a qualifying person is present as proxy of a member in relation to the meeting, they are treated as holding only the shares in respect of which they are authorised to exercise voting rights.

53.	Procedure if Quorum Not Present

If a quorum is not present within 15 minutes (or such longer interval as the chairman in their absolute discretion thinks fit) from the time appointed for holding a general meeting, or if a quorum ceases to be present during a meeting, the meeting shall be dissolved if convened on the requisition of members. In any other case, the meeting shall stand adjourned to another day, (not being less than ten clear days after the date of the original meeting), and at such time and place or electronic platform as the chairman (or, in default, the Board) may determine. If at such adjourned meeting a quorum is not present within 15 minutes from the time appointed for holding the meeting, the meeting shall be dissolved.

54.	Chairman of General Meeting
54.1

The chairman of the Board shall preside at every general meeting of the Company. If there is no such chairman or if at any meeting they shall not be present within five minutes after the time appointed for holding the meeting, or shall be unwilling to act as chairman, the deputy chairman (if any) of the Board shall, if present and willing to act, preside at such meeting. If more than one deputy chairman is present they shall agree amongst themselves who is to take the chair or, if they cannot agree, the deputy chairman who has been in office as a director the longest shall take the chair.

54.2

If no chairman or deputy chairman shall be so present and willing to act, the Directors present shall choose one of their number to act or, if there be only one Director present, they shall be chairman if willing to act. If there be no Director present and willing to act, the members present and entitled to vote shall choose one of their number to be chairman of the meeting. Nothing in these Articles shall restrict or exclude any of the powers or rights of a chairman of a meeting which are given by law.

55.	Entitlement to Attend and Speak

A Director (and any other person invited by the chairman to do so) may attend and speak at any general meeting and at any separate meeting of the holders of any class of shares of the Company, whether or not they are a member.

56.	Adjournments

The chairman may, with the consent of a meeting at which a quorum is present, and shall, if so directed by the meeting, adjourn any meeting from time to time (or indefinitely) and from place to place (which place may include electronic platforms) as the meeting shall determine. However, without prejudice to any other power which they may have under these Articles or at common law, the chairman may, without the need for the consent of the meeting, interrupt or adjourn any meeting from time to time and from place to place (which place may include electronic platforms) for an indefinite period if they are of the opinion that it has become necessary to do so in order to secure the proper and orderly conduct of the meeting or to give all persons entitled to do so a reasonable opportunity of attending, speaking and voting at the meeting or to ensure that the business of the meeting is properly disposed of.

57.	Notice of Adjournment

Subject to the provisions of the Act and Article 53, if a general meeting is adjourned:

(a)	indefinitely, or for more than three months, notice of the adjourned meeting shall be given in the same manner as in the case of the original meeting; and
(b)

for less than three months, notice of the adjourned meeting shall be sent at least seven (7) clear days before the date of the adjourned meeting. Such notice will specify the date, time and place or electronic platform of the adjourned meeting and the general nature of the business to be transacted at the adjourned meeting.

58.	Business of Adjourned Meeting

No business shall be transacted at any adjourned meeting other than the business which might properly have been transacted at the meeting from which the adjournment took place.

59.	Security Arrangements and Orderly Conduct
59.1

The Board at any physical general meeting may direct that any person wishing to attend any meeting should provide such evidence of identity and submit to such searches or other security arrangements or restrictions as the Board shall consider appropriate in the circumstances and shall be entitled in its absolute discretion to refuse entry to any meeting to any person who fails to provide such evidence of identity or to submit to such searches or to otherwise comply with such security arrangements or restrictions.

59.2

The chairman at any physical general meeting shall take such action or give directions as they think fit to promote the orderly conduct of the business of the meeting as laid down in the notice of the meeting and to ensure the security of the meeting and the safety of the people attending the meeting. The chairman's decision on matters of procedure or arising incidentally from the business of the meeting shall be final as shall be their determination as to whether any matter is of such a nature.

59.3	The Board and, at any electronic general meeting, the chairman may make any arrangement and impose any requirement or restriction as is:
(a)	necessary to ensure the identification of those taking part and the security of the electronic communication; and
(b)	proportionate to those objectives.

In this respect, the Company is able to authorise any voting application, system or facility for electronic general meetings as it sees fit.

60.	Other Arrangements for Viewing and Hearing Proceedings at Physical General Meetings
60.1

The Board may, in accordance with this Article 60, make arrangements for members and proxies who are entitled to attend and participate in a general meeting, but who cannot be seated in the main meeting room where the chairman will be, to attend and take part in a general meeting in an overflow room or rooms. Any overflow room will have appropriate links to the main room and will enable audio-visual communication between the meeting rooms throughout the meeting. The Board will decide how to divide members and proxies between the main room and the overflow room. If an overflow room is used, the meeting will be treated as being held and taking place in the main meeting room and the meeting will consist of all the members and proxies who are attending both in the main meeting room and the overflow room.

60.2	Details of any arrangements for overflow rooms will be set out in the notice of the meeting but failure to do so will not invalidate the meeting.
60.3

The Board may make arrangements for members and proxies who are entitled to attend and participate in a general meeting or an adjourned general meeting, to be able to view and hear the proceedings of the general meeting or adjourned general meeting and to speak at the meeting (whether by use of microphones, loudspeakers, audio-visual communications equipment or otherwise) by attending at a venue anywhere in the world not being a satellite meeting place. If the general meeting is only held as a physical meeting and not also as an electronic meeting, those attending at any such venue shall not be regarded as present at the general meeting or adjourned general meeting and shall not be entitled to vote at the general meeting at or from that venue. The inability for any reason of any member present in person or by proxy at such a venue to view or hear all or any of the proceedings of the physical general meeting or to speak at the meeting shall not in any way affect the validity of the proceedings of the general meeting.

61.	Satellite Meeting Places
61.1	To facilitate the organisation and administration of any general meeting, the Board may decide that the meeting shall be held at two or more locations.
61.2

For the purposes of these Articles, any general meeting of the Company taking place at two or more locations shall be treated as taking place where the chairman of the meeting presides (the principal meeting place) and any other location where that meeting takes place is referred in these Articles as a satellite meeting.

61.3

A member present in person or by proxy at a satellite meeting may be counted in the quorum and may exercise all rights that they would have been able to exercise if they were present at the principal meeting place.

61.4	The Board may make and change from time to time such arrangements as they shall in their absolute discretion consider appropriate to:
(a)	ensure that all members and proxies for members wishing to attend the meeting can do so;
(b)

ensure that all persons attending the meeting are able to participate in the business of the meeting and to hear anyone else addressing the meeting (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) in the principal meeting place and any satellite meeting place, and be heard by all other persons so present in the same way;

(c)	ensure the safety of persons attending the meeting and the orderly conduct of the meeting; and
(d)

restrict the numbers of members and proxies at any one location to such number as can safely and conveniently be accommodated there (including without limitation the issue of tickets or the imposition of some other means of selection).

61.5

The entitlement of any member or proxy to attend a satellite meeting shall be subject to any such arrangements then in force and stated by the notice of the meeting or adjourned meeting to apply to the meeting.

61.6

If there is a failure of communication equipment or any other failure in the arrangements for participation in the meeting at more than one place, the chairman may adjourn the meeting in accordance with Article 56. Such adjournment will not affect the validity of such meeting, or any business conducted at such meeting up to the point of adjournment, or any action taken pursuant to such meeting.

61.7

A person (satellite chairman) appointed by the Board shall preside at each satellite meeting. Every satellite chairman shall carry out all requests made of them by the chairman of the meeting, may take such action as they think necessary to maintain the proper and orderly conduct of the satellite meeting and shall have all powers necessary or desirable for such purposes.

62.	Electronic General Meetings
62.1

Without prejudice to Article 61, the Board may resolve to enable persons entitled to attend a general meeting hosted on an electronic platform (such meeting being an electronic general meeting) to do so by simultaneous attendance by electronic means with no member necessarily in physical attendance at the electronic general meeting. The members or their proxies present shall be counted in the quorum for, and entitled to vote at, the general meeting in question, and that meeting shall be duly constituted and its proceedings valid if the chairman of the meeting is satisfied that adequate facilities are available throughout the electronic general meeting to ensure that members attending the electronic general meeting who are not present together at the same place may, by electronic means, attend, speak and vote at it.

62.2

If there is a failure of communication equipment, electronic platform, facilities, security or any other failure in the arrangements for participation in the electronic general meeting, the chairman may, without the consent of the meeting, interrupt or adjourn the meeting in accordance with Article 56. Such adjournment will not affect the validity of such meeting, or any business conducted at such meeting up to the point of adjournment, or any action taken pursuant to such meeting.

62.3

If, at any electronic general meeting, any document is required to be on display or to be available for inspection at that meeting (whether prior to or for the duration of the meeting or both), the Company shall ensure that it is available in electronic form to persons entitled to inspect it for at least the required period of time, and this will be deemed to satisfy any such requirements.

62.4	Nothing in these Articles prevents a general meeting being held both physically and electronically.
63.	Meaning of Participate
63.1

For the purposes of Articles 51, 60 and 62 in relation to physical general meetings, the right of a member to participate in the business of any general meeting shall include without limitation the right to speak, vote on a poll, be represented by a proxy and have access to all documents which are required by the Companies Acts or these Articles to be made available at the meeting.

63.2

For the purposes of Articles 51, 60 and 62 in relation to electronic general meetings, the right of a member to participate in the business of any general meetings shall include without limitation the right to speak, vote on a poll, be represented by a proxy and have access (including electronic access) to all documents which are required by the Companies Acts or these Articles to be made available at the meeting.

64.	Amendment to Resolutions
64.1

If an amendment to any resolution under consideration is proposed but is ruled out of order by the chairman of the meeting in good faith, any error in such ruling shall not invalidate the proceedings on the original resolution.

64.2

In the case of a resolution duly proposed as a special resolution, no amendment to it (other than an amendment to correct a patent error) may in any event be considered or voted on. In the case of a resolution duly proposed as an ordinary resolution no amendment to it (other than an amendment to correct a patent error) may be considered or voted on unless either at least 48 hours prior to the time appointed for holding the meeting or adjourned meeting at which such ordinary resolution is to be proposed, notice in writing of the terms of the amendment and intention to move the same has been lodged at the Office or received in electronic form at the electronic address at which the Company has or is deemed to have agreed to receive it or the chairman of the meeting in their absolute discretion decides that it may be considered or voted on.

65.	Members’ Resolutions
65.1

Members of the Company shall have the rights provided by the Companies Acts to have the Company circulate and give notice of a resolution which may be properly moved, and is intended to be moved, at the Company's next annual general meeting.

65.2	Expenses of complying with these rights shall be borne in accordance with the Companies Acts.
66.	Method of Voting
66.1	At any general meeting a resolution put to a vote of the meeting shall be decided exclusively on a poll.
66.2

Resolutions put to the members at electronic general meetings will be voted exclusively on by a poll, which poll votes may be cast by such electronic means as the board in its sole discretion deems appropriate for the purposes of the meeting.

66.3	At general meetings, resolutions shall be put to the vote by the chairman of the meeting and there shall be no requirement for the resolution to be proposed or seconded by any person.
67.	Objection to Error in Voting

No objection shall be raised to the qualification of any voter or to the counting of, or failure to count, any vote, except at the meeting or adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same is of sufficient magnitude to vitiate the resolution or may otherwise have affected the decision of the meeting. The decision of the chairman of the meeting on such matters shall be final and conclusive.

68.	Procedure on a Poll
68.1

A poll on any question of adjournment shall be taken immediately. A poll on any other matter shall be taken in such manner (including the use of ballot or voting papers or tickets or electronic means, or any combination thereof) and at such time and place or electronic platform as the chairman shall direct. The chairman may appoint scrutineers who need not be members.

68.2

It is not necessary to give notice of a poll not taken immediately if the time and place at which it is to be taken are announced at the meeting. In any other case, at least seven clear days’ notice shall be given specifying the time, date and place at which the poll shall be taken. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was due to be conducted.

68.3	On a poll votes may be given in person or by proxy. A member entitled to more than one vote need not, if they vote, use all their votes or cast all the votes they use in the same way.
69.	Votes of Members
69.1

Subject to Article 69.2, the Companies Acts, to any special terms as to voting on which any shares may have been issued or may for the time being be held and to any suspension or abrogation of voting rights under these Articles, at any general meeting every member who is present in person (or by proxy or by corporate representative) shall on a poll have one vote for each share of which they are the holder. A member entitled to more than one vote need not, if they vote, use all of their votes or cast all of their votes in the same way.

69.2

If two or more persons are joint holders of a share, then in voting on any question the vote of the most senior joint holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders. For this purpose seniority shall be determined by the order in which the names of the holders stand in the Register.

69.3

Where in England or elsewhere a receiver or other person (by whatever name called) has been appointed by any court claiming jurisdiction in that behalf to exercise powers with respect to the property or affairs of any member on the ground (however formulated) of mental disorder, the Board may in its absolute discretion, upon or subject to production of such evidence of the appointment as the Board may require, permit such receiver or other person on behalf of such member to vote in person on a poll, by proxy on behalf of such member at any general meeting or to exercise any other right conferred by membership in relation to meetings of the Company. Evidence to the satisfaction of the Board of the authority of the person claiming to exercise the right to vote shall be deposited at the Office, or at such other place as is specified in accordance with these Articles for the deposit of instruments of proxy, at least 48 hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised and, in default, the right to vote shall not be exercisable.

69.4	In the case of equality of votes on a poll, the chairman of the meeting shall not be entitled to a casting vote.
70.	No Right to Vote Where Sums Overdue on Shares

No member may vote at a general meeting (or any separate meeting of the holders of any class of shares), either in person or by proxy, or to exercise any other right or privilege as a member in respect of a share held by them unless:

(a)

all calls or other sums presently due and payable by them in respect of that share whether alone or jointly with any other person together with interest and expenses (if any) have been paid to the Company; or

(b)	the Board determines otherwise.
71.	Voting by Proxy
71.1

Subject to Article 71.2, an instrument appointing a proxy shall be in writing in any usual form (or in another form approved by the Board) executed under the hand of the appointer or their duly constituted attorney or, if the appointer is a corporation, under its seal or signed by a duly authorised officer or attorney or other person authorised to sign.

71.2

Subject to the Companies Acts, the Board may accept the appointment of a proxy received by electronic means on such terms and subject to such conditions as it considers fit. The appointment of a proxy received by electronic means shall not be subject to the requirements of Article 71.1.

71.3	For the purposes of Articles 71.1 and 71.2, the Board may require such reasonable evidence it considers necessary to determine:
(a)	the identity of the member and the proxy; and
(b)	where the proxy is appointed by a person acting on behalf of the member, the authority of that person to make the appointment.
71.4

A member may appoint another person as their proxy to exercise all or any of their rights to attend and to speak and to vote on a poll on a resolution or amendment of a resolution, or on other business arising, at a meeting or meetings of the Company. Unless the contrary is stated in it, the appointment of a proxy shall be deemed to confer authority to exercise all such rights, as the proxy thinks fit.

71.5	A proxy need not be a member.
71.6

A member may appoint more than one proxy in relation to a meeting, provided that each proxy is appointed to exercise the rights attached to different shares held by the member. When two or more valid but differing appointments of proxy are delivered or received for the same share for use at the same meeting, the one which is last validly delivered or received (regardless of its date or the date of its execution) shall be treated as replacing and revoking the other or others as regards that share. If the Company is unable to determine which appointment was last validly delivered or received, none of them shall be treated as valid in respect of that share.

71.7	Delivery or receipt of an appointment of proxy does not prevent a member attending and voting in person at the meeting or an adjournment of the meeting or on a poll.

71.8

The appointment of a proxy shall (unless the contrary is stated in it) be valid for an adjournment of the meeting as well as for the meeting or meetings to which it relates. The appointment of a proxy shall be valid for 12 months from the date of execution or, in the case of an appointment of proxy delivered by electronic means, for 12 months from the date of delivery unless otherwise specified by the Board.

71.9

Subject to the Companies Acts, the Company may send a form of appointment of proxy to all or none of the persons entitled to receive notice of and to vote at a meeting. If sent, the form shall provide for three-way voting on all resolutions (other than procedural resolutions) set out in the notice of meeting.

72.	Receipt of Proxy
72.1	An instrument appointing a proxy and any reasonable evidence required by the Board in accordance with Article 71.3 shall:
(a)

subject to Articles 72.1(c), in the case of an instrument of proxy in hard copy form, delivered to the Office, or another place in the United Kingdom specified in the notice convening the meeting or in the form of appointment of proxy or other accompanying document sent by the Company in relation to the meeting (a proxy notification address) not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the form of appointment of proxy proposes to vote or by such later time as is specified in the notice or instrument;

(b)	subject to Articles 72.1(c), in the case of an appointment of a proxy sent by electronic means, where the Company has given an electronic address (a proxy notification electronic address):
(i)	in the notice calling the meeting;
(ii)	in an instrument of proxy sent out by or on behalf of the Company in relation to the meeting;
(iii)	in an invitation to appoint a proxy issued by or on behalf of the Company in relation to the meeting; or
(iv)	on a website maintained by or on behalf of the Company on which any information relating to the meeting is required by the Act to be kept,

it shall be received at such proxy notification electronic address not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the form of appointment of proxy proposes to vote or by such later time as is specified in any of the methods of notice in Articles 72.1(b)(i) to 72.1(b)(iv), above;

(c)	in the case of an adjourned meeting to be held 48 hours or less after the time fixed for holding the original meeting, received:
(i)	at a proxy notification address or a proxy notification electronic address in accordance with Articles 72.1(a) or (b);
(ii)	by the chairman of the meeting or the secretary or any Director at the original meeting; or

(iii)	at a proxy notification address or a proxy notification electronic address by such time as the chairman of the meeting may direct at the meeting.

In calculating the periods in this Article 72.1, no account shall be taken of any part of a day that is not a working day.

72.2

The Board may decide, either generally or in any particular case, to treat a proxy appointment as valid notwithstanding that the appointment or any of the information required under Article 71.3 has not been received in accordance with the requirements of this Article 72.

72.3

Subject to Article 72.2, if the proxy appointment and any of the information required under Article 71.3 is not received in the manner set out in Article 72.1, the appointee shall not be entitled to vote in respect of the shares in question.

72.4	Without limiting the foregoing, in relation to any uncertificated shares, the Board may from time to time:
(a)	permit appointments of a proxy by means of a communication sent in electronic form in the form of an uncertificated proxy instruction; and
(b)	permit supplements to, or amendments or revocations of, any such uncertificated proxy instruction by the same means.

The Board may in addition prescribe the method of determining the time at which any such uncertificated proxy instruction is to be treated as received by the Company or a participant acting on its behalf. The Board may treat any such uncertificated proxy instruction which purports to be or is expressed to be sent on behalf of a holder of a share as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that holder.

73.	Revocation of Proxy

A vote given by a proxy shall be valid in the event of the death or mental disorder of the principal or the revocation of the instrument of proxy, or of the authority under which the instrument of proxy was executed, or the transfer of the share for which the instrument of proxy is given, unless notice in writing of such death, mental disorder, revocation or transfer shall have been received by the Company at the Office, or at such other place as has been appointed for the deposit of instruments of proxy, no later than the last time at which an appointment of a proxy should have been received in order for it to be valid for use at the meeting or on the holding of the poll at which the vote was given or the poll taken.

74.	Corporate Representatives
74.1

A corporation (whether or not a company within the meaning of the Act) which is a member may, by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative (or, as the case may be, representatives) at any meeting of the Company or at any separate meeting of the holders of any class of shares.

74.2

Any person so authorised shall be entitled to exercise the same powers on behalf of the corporation (in respect of that part of the corporation's holdings to which the authority relates) as the corporation could exercise if it were an individual member.

74.3

The corporation shall for the purposes of these Articles be deemed to be present in person and at any such meeting if a person so authorised is present at it, and all references to attendance and voting in person shall be construed accordingly.

74.4

A Director, the Secretary or some person authorised for the purpose by the Secretary may require the representative to produce a certified copy of the resolution so authorising them or such other evidence of their authority reasonably satisfactory to them before permitting them to exercise their powers.

74.5

A vote given by a corporate representative shall be valid notwithstanding that they are no longer authorised to represent the member unless notice of the revocation of appointment was delivered in writing to the Company at such place or address and by such time as is specified in Article 73 for the revocation of the appointment of a proxy.

75.	Failure to Disclose Interests in Shares
75.1

If a member, or any other person appearing to be interested in shares held by that member, has been issued with a notice under section 793 of the Act (section 793 notice) and has failed in relation to any shares (default shares, which expression includes any shares issued after the date of such notice in right of those shares) to give the Company the information required by the section 793 notice within the prescribed period from the service of the notice, the following sanctions shall apply unless the Board determines otherwise:

(a)

the member shall not be entitled in respect of the default shares to be present or to vote (either in person or by representative or proxy) at any general meeting or at any separate meeting of the holders of any class of shares or on any poll or to exercise any other right conferred by membership in relation to any such meeting or poll; and

(b)	where the default shares represent at least 0.25% in nominal value of the issued shares of their class (calculated exclusive of any shares held as treasury shares):
(i)

any dividend or other money payable for such shares shall be withheld by the Company, which shall not have any obligation to pay interest on it, and the member shall not be entitled to elect, pursuant to Article 133, to receive shares instead of that dividend; and

(ii)

no transfer, other than an excepted transfer, of any shares held by the member shall be registered unless the member themself is not in default of supplying the required information and the member proves to the satisfaction of the Board that no person in default of supplying such information is interested in any of the shares that are the subject of the transfer.

For the purposes of ensuring Article 75.1(b)(ii) can apply to all shares held by the member, the Company may in accordance with the uncertificated securities rules, issue a written notification to the Operator requiring conversion into certificated form of any share held by the member in uncertificated form.

75.2	Where the sanctions under Article 75.1 apply in relation to any shares, they shall cease to have effect (and any dividends withheld under Article 75.1(b) shall become payable):
(a)	if the shares are transferred by means of an excepted transfer but only in respect of the shares transferred; or
(b)	at the end of the period of seven days (or such shorter period as the Board may determine) following receipt by the Company of the information required by the section 793 notice and the Board being fully satisfied that such information is full and complete.
75.3

Where, on the basis of information obtained from a member in respect of any share held by them, the Company issues a section 793 notice to any other person, it shall at the same time send a copy of the notice to the member, but the accidental omission to do so, or the non-receipt by the member of the copy, shall not invalidate or otherwise affect the application of Article 75.1.

75.4	For the purposes of this Article 75:
(a)

a person, other than the member holding a share, shall be treated as appearing to be interested in that share if the member has informed the Company that the person is, or may be, so interested, or if the Company (after taking account of any information obtained from the member or, pursuant to a section 793 notice, from anyone else) knows or has reasonable cause to believe that the person is, or may be, so interested;

(b)	interested shall be construed as it is for the purpose of section 793 of the Act;
(c)	reference to a person having failed to give the Company the information required by a notice, or being in default as regards supplying such information, includes reference:
(i)	to them having failed or refused to give all of any part of it; and
(ii)	to them having given information which they know to be false in a material particular or having recklessly given information which is false in a material particular;
(d)	prescribed period means 14 days;
(e)	excepted transfer means, in relation to any shares held by a member:
(i)	a transfer by way of or pursuant to acceptance of a takeover offer for the Company (within the meaning of section 974 of the Act); or
(ii)

a transfer in consequence of a sale made through a recognised investment exchange (as defined in section 285 of the FSMA) or any other stock exchange outside the United Kingdom on which the Company's shares or depositary instruments representing such shares are normally traded; or

(iii)

a transfer which is shown to the satisfaction of the Board to be made in consequence of a sale of the whole of the beneficial interest in the shares to a person who is unconnected with the member and with any other person appearing to be interested in the shares.

75.5	Nothing contained in this Article 75 shall be taken to limit the powers of the Company under section 794 of the Act.

76.	Power of Sale of Shares of Untraced Members
76.1	The Company shall be entitled to sell at the best price reasonably obtainable any share of a member, or any share to which a person is entitled by transmission, if and provided that:
(a)

during the period of 12 years before the date of sending of the notice referred to in Article 76.1(b) no cheque, order or warrant in respect of such share sent by the Company through the post in a pre-paid envelope addressed to the member or to the person entitled by transmission to the share, at their address on the Register or other last known address given by the member or person to which cheques, orders or warrants in respect of such share are to be sent has been cashed and the Company has received no communications in respect of such share from such member or person entitled, provided that during such period of 12 years the Company has paid at least three cash dividends (whether interim or final) and no such dividend has been claimed by the person entitled to it;

(b)

on or after expiry of the said period of 12 years, the Company has given notice of its intention to sell such share by sending a notice to the member or person entitled by transmission to the share at their address on the Register or other last known address given by the member or person entitled by transmission to the share and before sending such a notice to the member or other person entitled by transmission, the Company must have used reasonable efforts to trace the member or other person entitled, engaging, if considered appropriate, a professional asset reunification company or other tracing agent and/or giving notice of its intention to sell the share by advertisement in a national newspaper and in a newspaper circulating in the area of the address of the member or person entitled by transmission to the share shown in the Register;

(c)

during the further period of three months following the date of such notice and prior to the exercise of the power of sale the Company has not received any communication in respect of such share from the member or person entitled by transmission; and

(d)

the Company has given notice to Nasdaq of its intention to make such sale, if shares of the class concerned, or certificated or uncertificated depositary instruments over such shares, are listed on Nasdaq or dealt in on any other recognised stock exchange on which the shares are listed.

76.2

To give effect to any sale of shares under this Article 76, the Board may authorise some person to transfer the shares in question and may enter the name of the transferee in respect of the transferred shares in the Register even if no share certificate has been lodged for such shares and may issue a new certificate to the transferee. An instrument of transfer executed by that person shall be as effective as if it had been executed by the holder of, or the person entitled by transmission to, the shares. The buyer shall not be bound to see to the application of the purchase monies, nor shall their title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale. If the shares are in uncertificated form, in accordance with the uncertificated securities rules, the Board may issue a written notification to the Operator requiring the conversion of the share to certificated form.

76.3

If during the period of 12 years referred to in Article 76.1, or during any period ending on the date when all the requirements of Articles 76.1(a) to 76.1(d) have been satisfied, any additional shares have been issued in respect of those held at the beginning of, or previously so issued during, any such period and all the requirements of Articles 76.1(b) to

76.1(d) have been satisfied in regard to such additional shares, the Company shall also be entitled to sell the additional shares.
77.	Application of Proceeds of Sale of Shares of Untraced Members

The Company shall account to the member or other person entitled to the share for the net proceeds of a sale under Article 76 by carrying all monies relating to such sale to a separate account. The Company shall be deemed to be a debtor to, and not a trustee for, such member or other person in respect of such monies. Monies carried to such separate account may either be employed in the business of the Company or invested in such investments as the Board may think fit. No interest shall be payable to such member or other person in respect of such monies and the Company does not have to account for any money earned on them.

78.	Number of Directors

Unless otherwise determined by the Company by ordinary resolution, the number of Directors (other than any alternate Directors) shall be at least two and shall not be more than 15.

79.	Power of Company to Appoint Directors

Subject to these Articles and the Companies Acts, the Company may by ordinary resolution appoint a person who is willing to act to be a Director, either to fill a vacancy or as an addition to the existing Board but the total number of Directors shall not exceed any maximum number fixed in accordance with these Articles.

80.	Power of Board to Appoint Directors
80.1

Subject to these Articles, the Board shall have power at any time to appoint any person who is willing to act as a Director, either to fill a vacancy or as an addition to the existing Board but the total number of Directors shall not exceed any maximum number fixed in accordance with these Articles.

80.2	A Director so appointed shall hold office only until:
(a)

the next annual general meeting following their appointment, when they shall retire, but shall then be eligible for re-election and a Director so retiring shall not be taken into account in determining the number of Directors to retire by rotation at such meeting in accordance with Article 82; or

(b)	his earlier resignation or removal in accordance with these Articles.
81.	Eligibility of New Directors
81.1	No person, other than a retiring Director (by rotation or otherwise), shall be appointed or re-appointed a Director at any general meeting unless:
(a)	they are recommended by the Board; or
(b)

at least seven but not more than 42 clear days before the date appointed for the meeting the Company has received notice from a member (other than the person proposed) entitled to vote at the meeting of their intention to propose a resolution for the appointment or re-appointment of that person, stating the particulars which would, if they were so appointed or re-appointed, be required to be included in the Company's register of Directors and a notice executed by that person of their willingness to be appointed or re-appointed, is lodged at the Office.

81.2	A Director need not be a member of the Company.
82.	Retirement of Directors

At each annual general meeting of the Company following the Listing every Director shall retire from office. A retiring Director may offer themselves for re-appointment by the members and a Director that is so re-appointed will be treated as continuing in office without a break.

83.	Timing of Retirement from Office

A Director who retires at an annual general meeting shall (unless they are removed from office or their office is vacated in accordance with these Articles) retain office until the close of the meeting at which they retire.

84.	Procedure if Insufficient Directors Appointed
84.1	If:
(a)

at the annual general meeting in any year any resolution or resolutions for the appointment or re-appointment of the persons eligible for appointment or re appointment as Directors are put to the meeting and lost; and

(b)	at the end of that meeting the number of Directors is fewer than any minimum number of Directors required under Article 78,

all retiring Directors who stood for re-appointment at that meeting (Retiring Directors) shall be deemed to have been re-appointed as Directors and shall remain in office but the Retiring Directors may only act for the purpose of filling vacancies, convening general meetings of the Company and performing such duties as are essential to maintain the Company as a going concern, and not for any other purpose.

84.2

The Retiring Directors shall convene a general meeting as soon as reasonably practicable following the meeting referred to in Article 84.1 and they shall retire from office at that meeting. If at the end of any meeting convened under this Article 84.2 the number of Directors is fewer than any minimum number of Directors required under Article 78, the provisions of this Article 84.2 shall also apply to that meeting.

85.	Removal of Directors

In addition to any power of removal conferred by the Companies Acts, the Company may by special resolution, or by ordinary resolution of which special notice has been given in accordance with section 312 of the Act, remove a Director before the expiry of their period of office (without prejudice to a claim for damages for breach of contract or otherwise) and may (subject to these Articles) by ordinary resolution appoint another person who is willing to act to be a Director in their place.

86.	Vacation of Office by Director
86.1	Without prejudice to the provisions for retirement (by rotation or otherwise) contained in these Articles, the office of a Director shall be vacated if:
(a)

the Director resigns by notice in writing delivered to the Secretary at the Office or at an address specified by the Company for the purposes of communication by electronic means or tendered at a Board meeting;

(b)

the Director offers to resign by notice in writing delivered to the Secretary at the Office or at an address specified by the Company for the purposes of communication by electronic means or tendered at a Board meeting and the Board resolves to accept such offer;

(c)

the Director is requested to resign by all of the other Directors by notice in writing addressed to them at their address as shown in the register of Directors (without prejudice to any claim for damages which they may have for breach of any contract between themselves and the Company);

(d)

the Director ceases to be a Director by virtue of any provision of the Companies Acts, is removed from office pursuant to these Articles or the Act or becomes prohibited by law or by the rules of any applicable stock exchange from being a Director;

(e)	the Director becomes bankrupt or makes an arrangement or composition with their creditors generally;
(f)

a registered medical practitioner who is treating that Director gives a written opinion to the Company stating that that Director has become physically or mentally incapable of acting as a Director and may remain so for more than three months, or they are or have been suffering from mental or physical ill health and the Board resolves that their office be vacated; or

(g)

the Director is absent (whether or not their alternate Director appointed by them attends), without the permission of the Board, from Board meetings for six consecutive months and a notice is served on them personally, or at their residential address provided to the Company under section 165 of the Act signed by all the other Directors stating that they shall cease to be a Director with immediate effect (and such notice may consist of several copies each signed by one or more Directors).

86.2	If the office of a Director is vacated for any reason, they shall cease to be a member of any committee or sub-committee of the Board.
87.	Resolution as to Vacancy Conclusive

A resolution of the Board declaring a Director to have vacated office under the terms of Article 86 shall be conclusive as to the fact and ground of vacation stated in the resolution.

88.	Appointment of Alternate Directors
88.1

Each Director may appoint any person (including another Director) to be their alternate and may at their discretion remove an alternate Director so appointed. Any appointment or removal of an alternate Director must be by written notice delivered to the Office or at an address specified by the Company for the purposes of communication by electronic means or tendered at a Board meeting or in any other manner approved by the Board. The appointment requires the approval of the Board unless it has been previously approved or the appointee is another Director.

88.2	An alternate Director must provide the particulars, and sign any form for public filing required by the Companies Acts relating to their appointment.

89.	Alternate Directors’ Participation in Board Meetings
89.1

Every alternate Director is (subject to them giving to the Company an address within the United Kingdom at which notices may be served on them (and, if applicable, an address in relation to which electronic communications may be received by them)) entitled to receive notice of all meetings of the Board and all committees of the Board of which their appointor is a member and, in their appointor's absence, to attend and vote at such meetings and to exercise all the powers, rights, duties and authorities of their appointor. Each person acting as an alternate Director shall have a separate vote at Board meetings for each Director for whom they act as alternate Director in addition to their own vote if they are also a Director, but they shall count as only one for the purpose of determining whether a quorum is present.

89.2

Signature by an alternate Director of any resolution in writing of the Board or a committee of the Board will, unless the notice of their appointment provides otherwise, be as effective as signature by their appointor.

90.	Alternate Directors Responsible for Own Acts

Each person acting as an alternate Director will be an officer of the Company, will alone be responsible to the Company for their own acts and defaults and will not be deemed to be the agent of the Director appointing them.

91.	Interests of Alternate Director

An alternate Director is entitled to contract and be interested in and benefit from contracts or arrangements with the Company, to be repaid expenses and to be indemnified to the same extent as if they were a Director. However, they are not entitled to receive from the Company any fees for their services as alternate, except such part (if any) of the fee payable to their appointor as such appointor may by written notice to the Company direct.

92.	Revocation of Alternate Director

An alternate Director will cease to be an alternate Director:

(a)	if their appointor revokes their appointment; or
(b)	if they resign their office by notice in writing to the Company; or
(c)

if their appointor ceases for any reason to be a Director, provided that if any Director retires but is re-appointed or deemed to be re-appointed at the same meeting, any valid appointment of an alternate Director which was in force immediately before their retirement shall remain in force; or

(d)	if any event happens in relation to them which, if they were a Director otherwise appointed, would cause them to vacate their office.
93.	Arrangements with Non-Executive Directors

Subject to the provisions of the Act, the Board may enter into, vary and terminate an agreement or arrangement with any Director who does not hold executive office for the provision of his services to the Company. Any such agreement or arrangement may be made on such terms as the Board determines (including as to fees), provided that the terms of any such agreement comply with the requirements of Nasdaq (including the Nasdaq Rules) and applicable law. Any fees payable under this Article 93 shall be distinct from any salary, remuneration or other amounts payable to a Director under any other provisions of these Articles and shall accrue from day to day.

94.	Expenses

Each Director may be paid their reasonable travelling, hotel and other expenses properly incurred by them in or about the performance of their duties as Director, including any expenses incurred in attending meetings of the Board or any committee of the Board or general meetings or separate meetings of the holders of any class of shares or debentures of the Company. Subject to the Act, the Directors shall have the power to make arrangements to provide a Director with funds to meet expenditure incurred or to be incurred by them for the purposes of the Company or for the purpose of enabling them to perform their duties as an officer of the Company or to enable them to avoid incurring any such expenditure.

95.	Additional Remuneration

If by arrangement with the Board any Director shall perform or render any special duties or services outside their ordinary duties as a Director and not in their capacity as a holder of employment or executive office, they may be paid such reasonable additional remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine.

96.	Remuneration of Executive Directors

The salary or remuneration of any Director appointed to hold any employment or executive office in accordance with these Articles may be either a fixed sum of money, or may altogether or in part be governed by business done or profits made or otherwise determined by the Board, and may be in addition to or instead of any fee payable to them for their services as Director under these Articles.

97.	Pensions and Other Benefits
97.1

The Board may exercise all the powers of the Company to provide pensions or other retirement or superannuation benefits and to provide death or disability benefits or other allowances or gratuities (whether by insurance or otherwise) for any person who is or has at any time been a Director or employee of:

(a)	the Company;
(b)	any company which is or was a holding company or a subsidiary undertaking of the Company;
(c)	any company which is or was allied to or associated with the Company or a subsidiary undertaking or holding company of the Company; or
(d)	a predecessor in business of the Company or of any holding company or subsidiary undertaking of the Company,

and, in each case, for any member of their family (including a spouse or former spouse) and any person who is or was dependent on them.

97.2

The Board may establish, maintain, subscribe and contribute to any scheme, institution, association, club, trust or fund and pay premiums and, subject to the Companies Acts, lend money or make payments to, guarantee or give an indemnity in respect of, or give any financial or other assistance in connection with any of the matters set out in Article 97.1 above. The

Board may procure any of such matters to be done by the Company either alone or in conjunction with any other person. Any Director or former Director shall be entitled to receive and retain for their own benefit any pension or other benefit provided under this Article 97.2 and shall not have to account for it to the Company. The receipt of any such benefit will not disqualify any person from being or becoming a Director of the Company.

98.	Powers of the Board
98.1

Subject to the Companies Acts, these Articles and to any directions given by special resolution of the Company, the business of the Company will be managed by the Board, which may exercise all the powers of the Company, whether relating to the management of the business or not.

98.2

No alteration of these Articles and no such direction given by the Company shall invalidate any prior act of the Board which would have been valid if such alteration had not been made or such direction had not been given. Provisions contained elsewhere in these Articles as to any specific power of the Board shall not be deemed to limit the general powers given by this Article 98.

99.	Powers of Directors if Less Than Minimum Number

If the number of Directors is less than the minimum prescribed in Article 78 or decided by the Company by ordinary resolution, the remaining Director or Directors may act only for the purposes of appointing an additional Director or Directors to make up that minimum or convening a general meeting of the Company for the purpose of making such appointment. If no Director or Directors is or are able or willing to act, a general meeting may be convened in accordance with these Articles for the purpose of appointing Directors. An additional Director appointed in this way holds office (subject to these Articles) only until the dissolution of the next annual general meeting after their appointment unless they are reappointed during the annual general meeting.

100.	Powers of Executive Directors

The Board or any committee authorised by the Board may:

(a)

delegate or entrust to and confer on any Director holding executive office (including a chief executive or managing director, if appointed) such of its powers, authorities and discretions (with power to sub-delegate) for such time, on such terms and subject to such conditions as it thinks fit; and

(b)	revoke, withdraw, alter or vary all or any of such powers.
101.	Delegation to Committees
101.1

The Board may delegate any of its powers, authorities and discretions (with power to sub-delegate) for such time on such terms and subject to such conditions as it thinks fit to any committee consisting of one or more Directors and (if thought fit) one or more other persons provided that:

(a)	a majority of the members of a committee shall be Directors; and
(b)	no resolution of a committee shall be effective unless a majority of those present when it is passed are Directors or alternate Directors.
101.2	The Board may confer such powers either collaterally with, or to the exclusion of and in substitution for, all or any of the powers of the Board in that respect and may revoke, withdraw,

alter or vary any such powers and discharge any such committee in whole or in part. Insofar as any power, authority or discretion is so delegated, any reference in these Articles to the exercise by the Board of such power, authority or discretion shall be construed as if it were a reference to the exercise of such power, authority or discretion by such committee.

102.	Local Management
102.1

The Board may establish any local or divisional boards or agencies for managing any of the affairs of the Company in any specified locality, either in the United Kingdom or elsewhere, and appoint any persons to be members of such local or divisional board, or any managers or agents, and may fix their remuneration.

102.2

The Board may delegate to any local or divisional board, manager or agent so appointed any of its powers, authorities and discretions (with power to sub-delegate) and may authorise the members of any such local or divisional board, or any of them, to fill any vacancies and to act notwithstanding vacancies. Any such appointment or delegation under this Article 102 may be made, on such terms and conditions as the Board may think fit. The Board may confer such powers either collaterally with, or to the exclusion of and in substitution for, all or any of the powers of the Board in that respect and may revoke, withdraw, alter or vary all or any of such powers.

102.3

Subject to any terms and conditions expressly imposed by the Board, the proceedings of any local or divisional board or agency with two or more members shall be governed by such of these Articles as regulate the proceedings of the Board, so far as they are capable of applying.

103.	Board Meetings
103.1	The Board can decide when and where to have meetings and how they will be conducted. They may also adjourn meetings.
103.2	A Board meeting can be called by any Director. The Secretary must call a Board meeting if asked to do so by a Director.
104.	Notice of Board Meetings
104.1

Notice of a Board meeting shall be deemed to be duly given to a Director if it is given to them personally or by word of mouth or given in writing or by electronic means to them at their last known address or any other address given by them to the Company for that purpose.

104.2

A Director may waive the requirement that notice be given to them of any Board meeting, either prospectively or retrospectively and any retrospective waiver shall not affect the validity of the meeting or of any business conducted at the meeting.

105.	Quorum
105.1

The quorum necessary for the transaction of business shall be at least two persons, each being a Director or an alternate Director. A duly convened meeting of the Board at which a quorum is present shall be competent to exercise all or any of the authorities, powers, and discretions for the time being vested in or exercisable by the Board.

105.2

If a Director ceases to be a Director at a Board meeting, they can continue to be present and to act as a Director and be counted in the quorum until the end of the meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

106.	Chairman
106.1

The Board may appoint one or more of its body as chairman or joint chairman and one or more of its body as deputy chairman of its meetings and may determine the period for which they are or they are to hold office and may at any time remove them from office.

106.2

If no such chairman or deputy chairman is elected, or if at any meeting neither a chairman nor a deputy chairman is present within ten minutes of the time appointed for holding the same, the Directors present shall choose one of their number to be chairman of such meeting. In the event two or more joint chairmen or, in the absence of a chairman, two or more deputy chairman being present, the joint chairman or deputy chairman to act as chairman of the meeting shall be decided by those Directors present.

107.	Voting

Questions arising at any Board meeting shall be determined by a majority of votes. In the case of an equality of votes the chairman of that meeting shall have a second or casting vote (unless they are not entitled to vote on the resolution in question).

108.	Participation by Telephone or Other Form of Communication
108.1

Any Director or their alternate may validly participate in a meeting of the Board or a committee of the Board through the medium of conference telephone or any other form of communications equipment (whether in use when these Articles are adopted or developed subsequently), provided that all persons participating in the meeting are able to hear and speak to each other throughout such meeting. A person so participating by telephone or other communication shall be deemed to be present in person at the meeting and shall be counted in a quorum and entitled to vote.

108.2

A resolution passed at any meeting held in the above manner, and signed by the chairman of the meeting, shall be as valid and effectual as if it had been passed at a meeting of the Board (or committee, as the case may be) duly convened and held.

109.	Resolution in Writing
109.1

A resolution in writing signed or confirmed electronically by all the Directors for the time being entitled to receive notice of a Board meeting and to vote on the resolution and not being less than a quorum (or by all the members of a committee of the Board for the time being entitled to receive notice of such committee meeting and to vote on the resolution and not being less than a quorum of that committee), shall be as valid and effective for all purposes as a resolution duly passed at a meeting of the Board (or committee, as the case may be).

109.2	Such a resolution may consist of several documents or electronic communications in the same form each signed or authenticated by one or more of the Directors or members of the relevant committee.
110.	Proceedings of Committees

All committees of the Board shall, in the exercise of the powers delegated to them and in the transaction of business, conform with any mode of proceedings and regulations which the Board may prescribe and subject to this shall be governed by such of these Articles as regulate the proceedings of the Board as are capable of applying.

111.	Minutes of Proceedings
111.1	The Board shall keep minutes of all shareholder meetings, all Board meetings and meetings of committees of the Board. The minutes must include the names of the Directors present.
111.2

Any such minutes, if purporting to be signed by the chairman of the meeting at which the proceedings were held or by the chairman of the next meeting or the Secretary, shall be evidence of the matters stated in such minutes without any further proof.

112.	Validity of Proceedings

All acts done by a meeting of the Board, or of a committee of the Board, or by any person acting as a Director, alternate Director or member of a committee shall be valid even if it is discovered afterwards that there was some defect in the appointment of any person or persons acting, or that they or any of them were or was disqualified from holding office or not entitled to vote, or had in any way vacated their office.

113.	Transactions or Other Arrangements With the Company
113.1

Subject to the Companies Acts and provided they have declared the nature and extent of their interest in accordance with the requirements of the Companies Acts, a Director who is in any way, whether directly or indirectly, interested in an existing or proposed transaction or arrangement with the Company may:

(a)	be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise (directly or indirectly) interested;
(b)

act by themselves or through their firm in a professional capacity for the Company (otherwise than as auditor) and they shall be entitled to remuneration for professional services as if they were not a Director;

(c)

be or become a director or other officer of, or employed by, or a party to a transaction or arrangement with, or otherwise interested in, any body corporate in which the Company is otherwise (directly or indirectly) interested; and

(d)

hold any office or place of profit with the Company (except as auditor) in conjunction with their office of Director for such period and upon such terms, including as to remuneration as the Board may decide.

113.2

A Director shall not, save as they may otherwise agree, be accountable to the Company for any benefit which they derive from any such contract, transaction or arrangement or from any such office or employment or from any interest in any such body corporate and no such contract, transaction or arrangement shall be liable to be avoided on the grounds of any such interest or benefit nor shall the receipt of any such remuneration or other benefit constitute a breach of their duty under section 176 of the Act.

114.	Authorisation of Directors’ Conflicts of Interest
114.1

The Board may, in accordance with the requirements set out in this Article 114, authorise any matter or situation proposed to them by any Director which would, if not authorised, involve a Director (an Interested Director) breaching their duty under the Act to avoid conflicts of interest.

114.2	A Director seeking authorisation in respect of a conflict of interest shall declare to the Board the nature and extent of their interest in a conflict of interest as soon as is reasonably practicable.

The Director shall provide the Board with such details of the matter as are necessary for the Board to decide how to address the conflict of interest together with such additional information as may be requested by the Board.

114.3	Any authorisation under this Article 114 will be effective only if:
(a)

to the extent permitted by the Act, the matter in question shall have been proposed by any Director for consideration in the same way that any other matter may be proposed to the Directors under the provisions of these Articles;

(b)	any requirement as to the quorum for consideration of the relevant matter is met without counting the Interested Director and any other interested Director; and
(c)	the matter is agreed to without the Interested Director voting or would be agreed to if the Interested Director's and any other interested Director's vote is not counted.
114.4

Any authorisation of a conflict of interest under this Article 114 must be recorded in writing (but the authority shall be effective whether or not the terms are so recorded) and may (whether at the time of giving the authorisation or subsequently):

(a)	extend to any actual or potential conflict of interest which may reasonably be expected to arise out of the matter or situation so authorised;
(b)

provide that the Interested Director be excluded from the receipt of documents and information and the participation in discussions (whether at meetings of the Directors or otherwise) related to the conflict of interest;

(c)	impose upon the Interested Director such other terms for the purposes of dealing with the conflict of interest as the Directors think fit;
(d)

provide that, where the Interested Director obtains, or has obtained (through their involvement in the conflict of interest and otherwise than through their position as a Director) information that is confidential to a third party, they will not be obliged to disclose that information to the Company, or to use it in relation to the Company's affairs where to do so would amount to a breach of that confidence; and

(e)

permit the Interested Director to absent themselves from the discussion of matters relating to the conflict of interest at any meeting of the Directors and be excused from reviewing papers prepared by, or for, the Directors to the extent they relate to such matters.

114.5

Where the Directors authorise a conflict of interest, the Interested Director will be obliged to conduct themselves in accordance with any terms and conditions imposed by the Directors in relation to the conflict of interest.

114.6

The Directors may revoke or vary such authorisation at any time, but this will not affect anything done by the Interested Director, prior to such revocation or variation, in accordance with the terms of such authorisation.

114.7

A Director is not required, by reason of being a Director (or because of the fiduciary relationship established by reason of being a Director), to account to the Company for any remuneration, profit or other benefit which they derive from or in connection with a relationship involving a conflict of interest which has been authorised by the directors or by the Company in general meeting (subject in each case to any terms, limits or conditions attaching to that authorisation) and no contract shall be liable to be avoided on such grounds.

114.8	A Director’s receipt of any remuneration or other benefit referred to in Article 114.7 does not constitute an infringement of their duties under the Act.
114.9	A transaction or arrangement referred to in 114.7 is not liable to be avoided on the ground of any remuneration, benefit or interest referred to in that Article.
115.	Directors’ Permitted Interests
115.1

A Director cannot vote or be counted in the quorum on any resolution relating to any transaction or arrangement with the Company in which they have an interest and which may reasonably be regarded as likely to give rise to a conflict of interest but can vote (and be counted in the quorum) on the following:

(a)

giving them any security, guarantee or indemnity for any money or any liability which they, or any other person, has lent or obligations they or any other person has undertaken at the request, or for the benefit, of the Company or any of its subsidiary undertakings;

(b)

giving any security, guarantee or indemnity to any other person for a debt or obligation which is owed by the Company or any of its subsidiary undertakings, to that other person if the Director has taken responsibility for some or all of that debt or obligation. The Director can take this responsibility by giving a guarantee, indemnity or security;

(c)

a proposal or contract relating to an offer of any shares or debentures or other securities for subscription or purchase by the Company or any of its subsidiary undertakings, if the Director takes part because they are a holder of shares, debentures or other securities, or if they take part in the underwriting or sub underwriting of the offer;

(d)

any arrangement for the benefit of employees of the Company or any of its subsidiary undertakings which only gives them benefits which are also generally given to employees to whom the arrangement relates;

(e)

any arrangement involving any other company if the Director (together with any person connected with the Director) has an interest of any kind in that company (including an interest by holding any position in that company or by being a shareholder of that company). This does not apply if they know that they have a Relevant Interest;

(f)	a contract relating to insurance which the Company can buy or renew for the benefit of the Directors or a group of people which includes Directors; and
(g)

a contract relating to a pension, superannuation or similar scheme or a retirement, death, disability benefits scheme or employees' share scheme which gives the Director benefits which are also generally given to the employees to whom the scheme relates.

115.2

A Director cannot vote or be counted in the quorum on a resolution relating to their own appointment or the settlement or variation of the terms of their appointment to an office or place of profit with the Company or any other company in which the Company has an interest.

115.3

Where the Directors are considering proposals about the appointment, or the settlement or variation of the terms or the termination of the appointment of two or more Directors to other offices or places of profit with the Company or any company in which the Company has an interest, a separate resolution may be put in relation to each Director and in that case each of the Directors concerned shall be entitled to vote and be counted in the quorum in respect of each resolution unless it concerns their own appointment or the settlement or variation of the terms or the termination of their own appointment or the appointment of another director to an office or place of profit with a company in which the Company has an interest and the Director seeking to vote or be counted in the quorum has a Relevant Interest in it.

115.4

A company shall be deemed to be one in which the Director has a Relevant Interest if and so long as (but only if and so long as) they are to their knowledge (either directly or indirectly) the holder of or beneficially interested in one per cent or more of any class of the equity share capital of that company (calculated exclusive of any shares of that class in that company held as treasury shares) or of the voting rights available to members of that company. In relation to an alternate Director, an interest of their appointor shall be treated as an interest of the alternate Director without prejudice to any interest which the alternate Director has otherwise. Where a company in which a Director has a Relevant Interest is interested in a contract, they also shall be deemed interested in that contract.

115.5

If a question arises at a Board meeting about whether a Director (other than the chairman of the meeting) has an interest which is likely to give rise to a conflict of interest, or whether they can vote or be counted in the quorum, and the Director does not agree to abstain from voting on the issue or not to be counted in the quorum, the question must be referred to the chairman of the meeting. The chairman's ruling about the relevant Director is final and conclusive, unless the nature and extent of the Director's interests have not been fairly disclosed to the Directors. If the question arises about the chairman of the meeting, the question must be directed to the Directors. The chairman cannot vote on the question but can be counted in the quorum. The Directors' resolution about the chairman is final and conclusive, unless the nature and extent of the chairman's interests have not been fairly disclosed to the Directors.

116.	General
116.1	For the purposes of Articles 113 to 115 inclusive (which shall apply equally to alternate Directors):
(a)	An interest of a person who is connected (which word shall have the meaning given to it by section 252 of the Act) with a Director shall be treated as an interest of the Director.
(b)	A contract includes references to any proposed contract and to any transaction or arrangement or proposed transaction or arrangement whether or not constituting a contract.
(c)	A conflict of interest includes a conflict of interest and duty and a conflict of duties.
(d)

Subject to the Companies Acts, the Company may by ordinary resolution suspend or relax the provisions of Articles 113 to 115 to any extent or ratify any contract not properly authorised by reason of a contravention of any of the provisions of Articles 113 to 115.

117.	Power of Attorney

The Board may, by power of attorney or otherwise, appoint any person or persons to be the agent or attorney of the Company and may delegate to any such person or persons any of its powers, authorities and discretions (with power to sub-delegate), in each case for such purposes and for such time, on such terms (including as to remuneration) and conditions as it thinks fit. The Board may confer such powers either collaterally with, or to the exclusion of and in substitution for, all or any of the powers of the Board in that respect and may revoke, withdraw, alter or vary any of such powers.

118.	Exercise of Voting Power

The Board may exercise or cause to be exercised the voting power conferred by the shares in any other company held or owned by the Company, or any power of appointment to be exercised by the Company, in such manner as it thinks fit (including the exercise of the voting power or power of appointment in favour of the appointment of any Director as a director or other officer or employee of such company or in favour of the payment of remuneration to the directors, officers or employees of such company).

119.	Provision for Employees on Cessation of Business

The Board may, by resolution, sanction the exercise of the power to make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiary undertakings, in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or that subsidiary undertaking, but any such resolution shall not be sufficient for payments to or for the benefit of directors, former directors or shadow directors.

120.	Overseas Registers

Subject to the Companies Acts, the Company may keep an overseas, local or other register and the Board may make and vary such regulations as it thinks fit respecting the keeping of any such register.

121.	Borrowing Powers

Subject to these Articles and the Companies Acts, the Board may exercise all the powers of the Company to:

(a)	borrow money;
(b)	indemnify and guarantee;
(c)	mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company;
(d)	create and issue debentures and other securities; and
(e)	give security either outright or as collateral security for any debt, liability or obligation of the Company or of any third party.
122.	Power to Authenticate Documents
122.1

Any Director, the Secretary or any person appointed by the Board for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolution passed by the Company or the Board or any committee, and any books, records, documents and accounts relating to the business of the Company, and to certify copies or extracts as true copies or extracts. Where any books, records, documents or accounts are not at the Office, the local manager or other officer of the Company who has their custody shall be deemed to be a person appointed by the Board for this purpose. A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the Company or the Board or any committee which is so certified shall be conclusive evidence in favour of all persons dealing with the Company that such resolution has been duly passed or, as the case may be, that any minute so extracted is a true and accurate record of proceedings at a duly constituted meeting.
123.	Use of Seals
123.1	The Board shall provide for the safe custody of the Seal. A Seal shall not be used without the authority of the Board or of a committee of the Board so authorised.
123.2

Subject as otherwise provided in these Articles, every document which is sealed using the Seal must be signed by at least one authorised person in the presence of a witness who attests the signature. An authorised person for this purpose is any Director, the Secretary or any other person authorised by the Directors for the purpose of signing documents to which the Seal is applied.

123.3

The Seal shall be used only for sealing securities issued by the Company and documents creating or evidencing securities so issued. Any such securities or documents sealed with the Seal is not required to be signed unless the Board decides otherwise or the law otherwise requires.

123.4

The Board may decide who will sign an instrument to which a Seal is affixed (or in the case of a share certificate, on which the Seal may be printed or affixed by either mechanical or electronic means) either generally or in relation to a particular instrument or type of instrument and may also determine either generally or in a particular case that a signature may be dispensed with or affixed by mechanical means.

124.	Declaration of Dividends

Subject to the Act and these Articles, the Company may by ordinary resolution declare dividends to be paid to members according to their respective rights and interests in the profits of the Company. However, no dividend shall exceed the amount recommended by the Board.

125.	Interim Dividends

Subject to the Act, the Board may declare and pay such interim dividends (including any dividend at a fixed rate) as appears to the Board to be justified by the profits of the Company available for distribution. If the Board acts in good faith, it shall not incur any liability to the holders of shares for any loss that they may suffer by the lawful payment of any interim dividend on any other class of shares ranking with or after those shares.

126.	Calculation and Currency of Dividends

Except as provided otherwise by these Articles or the rights attached to shares, all dividends:

(a)	shall be declared and paid according to the amounts paid up (otherwise than in advance of calls) on the shares on which the dividend is paid;
(b)

shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid, but if any share is issued on terms that it shall rank for dividend as from a particular date, it shall rank for dividend accordingly; and

(c)	may be declared or paid in any currency. The Board may decide the rate of exchange for any currency conversions that may be required and how any costs involved are to be met.

127.	Amounts Due on Shares can be Deducted from Dividends

The Board may deduct from any dividend or other money payable to any person on or in respect of a share all such sums as may be due from them to the Company on account of calls or otherwise in relation to the shares of the Company. Sums so deducted can be used to pay amounts owing to the Company in respect of the shares.

128.	Dividends Not in Cash

The Board may, by ordinary resolution of the Company direct, or in the case of an interim dividend may without the authority of an ordinary resolution direct, that payment of any dividend declared may be satisfied wholly or partly by the distribution of assets, and in particular of paid up shares or debentures of any other company, or in any one or more of such ways. Where any difficulty arises regarding such distribution, the Board may settle it as it thinks fit. In particular, the Board may:

(a)	issue fractional certificates (or ignore fractions);
(b)

fix the value for distribution of such assets or any part of them and determine that cash payments may be made to any members on the footing of the values so fixed, in order to adjust the rights of members; and

(c)	vest any such assets in trustees on trust for the person entitled to the dividend.
129.	No Interest on Dividends

Unless otherwise provided by the rights attached to the share, no dividend or other monies payable by the Company or in respect of a share shall bear interest as against the Company.

130.	Method of Payment
130.1

The Company may pay any dividend, interest or other sum payable in respect of a share in cash or by direct debit, bank transfer, cheque, dividend warrant, or money order or by any other method, including by electronic means, as the Board may consider appropriate. For uncertificated shares, any payment may be made by means of the relevant system (subject always to the facilities and requirements of the relevant system) and such payment may be made by the Company or any person on its behalf by sending an instruction to the operator of the relevant system to credit the cash memorandum account of the holder or joint holders of such shares or, if permitted by the Company, of such person as the holder or joint holders may in writing direct.

130.2

The Company may send such payment by post or other delivery service (or by such means offered by the Company as the member or person entitled to it may agree in writing) to the registered address of the member or person entitled to it (or, if two or more persons are holders of the share or are jointly entitled to it because of the death or bankruptcy of the member or otherwise by operation of law, to the registered address of such of those persons as is first named in the Register) or to such person and such address as such member or person may direct in writing.

130.3

Every cheque, warrant, order or other form of payment is sent at the risk of the person entitled to the money represented by it, shall be made payable to the person or persons entitled, or to such other person as the person or persons entitled may direct in writing. Payment of the cheque, warrant, order or other form of payment (including transmission of funds through a bank transfer or other funds transfer system or by such other electronic means as permitted by these Articles or in accordance with the facilities and requirements of the relevant system concerned) shall be good discharge to the Company. If any such cheque, warrant, order or other form of payment has or shall be alleged to have been lost, stolen or destroyed the Company shall not be responsible.

130.4	Any joint holder or other person jointly entitled to a share may give an effective receipt for any dividend or other monies payable in respect of such share.
130.5

The Board may, at its discretion, make provisions to enable any member as the Board shall determine to receive duly declared dividends in a currency or currencies other than sterling. For the purposes of the calculation of the amount receivable in respect of any dividend, the rate of exchange to be used to determine the foreign currency equivalent of any sum payable as a dividend shall be such rate or rates and the payment shall be on such terms and conditions as the Board may in its absolute discretion determine.

131.	Uncashed Dividends

If cheques, warrants or orders for dividends or other sums payable in respect of a share sent by the Company to the person entitled to them are returned to the Company or left uncashed on two consecutive occasions or, following one occasion, reasonable enquiries have failed to establish any new address to be used for the purpose, the Company does not have to send any dividends or other monies payable in respect of that share due to that person until they notify the Company of an address to be used for the purpose. If any such cheque, warrant or order has or is alleged to have been lost, stolen or destroyed, the Directors may, on request of the person entitled to it, issue a replacement cheque, warrant or order.

132.	Unclaimed Dividends

All dividends, interest or other sums payable and unclaimed for 12 months after having become payable may be invested or otherwise made use of by the Board for the benefit of the Company until claimed. The Company shall not be a trustee in respect of such unclaimed dividends and will not be liable to pay interest on it. All dividends that remain unclaimed for 12 years after they were first declared or became due for payment shall (if the Board so resolves) be forfeited and shall cease to remain owing by the Company.

133.	Scrip Dividends

Subject to the Act, the Board may, by ordinary resolution of the Company and subject to such terms and conditions as the Board may determine, offer to any holders of Ordinary Shares and/or A Ordinary Shares (excluding any member holding shares as treasury shares) the right to elect to be (or direct that another person, including a nominee, be) issued with Ordinary Shares and/or A Ordinary Shares, credited as fully paid, instead of cash in respect of the whole (or some part, to be determined by the Board) of any dividend specified by the ordinary resolution. The following provisions shall apply:

(a)

the said resolution may specify a particular dividend, or may specify all or any dividends declared within a specified period or periods but such period may not end later than the fifth anniversary of the date of the meeting at which the ordinary resolution is passed;

(b)

the entitlement of each holder of Ordinary Shares and/or A Ordinary Shares to new Ordinary Shares and/or A Ordinary Shares shall be such that the relevant value of the entitlement shall be as nearly as possible equal to (but not greater than) the cash amount (disregarding any tax credit) of the dividend that such holder would have received by way of dividend. For this purpose relevant value shall be calculated by reference to the average of the middle market quotations for the Ordinary Shares and/or A Ordinary Shares, certificated or uncertificated depositary instruments in respect of such shares, on Nasdaq (or any other publication of a recognised investment exchange showing quotations for the Ordinary Shares and/or A Ordinary Shares), for the day on which the Ordinary Shares and/or A Ordinary Shares are first quoted "ex" the relevant dividend and the four subsequent dealing days, or in such other manner as the Board may determine on such basis as it considers to be fair and reasonable. A certificate or report by the Company's auditors as to the amount of the relevant value in respect of any dividend shall be conclusive evidence of that amount;

(c)

no fractions of a share shall be allotted. The Board may make such provisions as it thinks fit for any fractional entitlements including provisions where, in whole or in part, the benefit accrues to the Company and/or under which fractional entitlements are accrued and/or retained and in each case accumulated on behalf of any member and such accruals or retentions are applied to the allotment by way of bonus to or cash subscription on behalf of any member of fully paid Ordinary Shares and/or A Ordinary Shares and/or provisions where cash payments may be made to members in respect of their fractional entitlements;

(d)

the Board shall, after determining the basis of allotment, notify the holders of Ordinary Shares and/or A Ordinary Shares in writing of the right of election offered to them, and specify the procedure to be followed and place at which, and the latest time by which, elections must be lodged in order to be effective. No such notice need to be given to holders of Ordinary Shares and/or A Ordinary Shares who have previously given election mandates in accordance with this Article 133(d) and whose mandates have not been revoked. The accidental omission to give notice of any right of election to, or the non-receipt (even if the Company becomes aware of such non-receipt) of any such notice by, any holder of Ordinary Shares and/or A Ordinary Shares entitled to the same shall neither invalidate any offer of an election nor give rise to any claim, suit or action;

(e)

the Board shall not proceed with any election unless the company has sufficient reserves or funds that may be capitalised, and the Board has authority to allot sufficient shares, to give effect to it after the basis of the allotment is determined;

(f)

the Board may exclude from any offer or make other arrangements in relation to any holders of Ordinary Shares and/or A Ordinary Shares where the Board considers that the making of the offer to them or in respect of such shares would or might involve the contravention of the laws of any territory or that for any other reason the offer should not be made to them or in respect of such shares;

(g)

the Board may establish or vary a procedure for election mandates in respect of future rights of election and may determine that every duly effected election in respect of any Ordinary Shares and/or A Ordinary Shares shall be binding on every successor in title to the holder;

(h)

the dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on Ordinary Shares and/or A Ordinary Shares in respect of which an election has been duly made (“Elected Ordinary Shares”) and instead additional Ordinary Shares and/or A Ordinary Shares shall be allotted to the holders of the Elected Ordinary Shares (or such person as they may direct) on the basis of allotment determined as stated above. For such purpose the Board may capitalise, out of any amount for the time being standing to the credit of any reserve or fund (including any share premium account or capital redemption reserve) or of any of the profits which could otherwise have been applied in paying dividends in cash as the Board may determine, a sum equal to the aggregate nominal amount of the additional Ordinary Shares and/or A Ordinary Shares to be allotted on such basis and apply it in paying up in full the appropriate number of unissued Ordinary Shares and/or A Ordinary Shares for allotment and distribution to the holders of the Elected Ordinary Shares on such basis. The Board may do all acts and things considered necessary or expedient to give effect to any such capitalisation;

(i)

the Board may decide how any costs relating to the new shares available in place of a cash dividend will be met, including to deduct an amount from the entitlement of a holder of Ordinary Shares and/or A Ordinary Shares under this Article 133;

(j)

the additional Ordinary Shares and/or A Ordinary Shares so allotted shall rank pari passu in all respects with each other (save as otherwise provided for in these Articles) and with the fully paid Ordinary Shares and/or A Ordinary Shares in issue on the record date for the dividend in respect of which the right of election has been offered, except that they will not rank for any dividend or other distribution or other entitlement which has been declared, paid or made by reference to such record date; and

(k)

the Board may terminate, suspend, or amend any offer of the right to elect to be (or direct that another person, including a nominee, be) issued with Ordinary Shares and/or A Ordinary Shares in lieu of any cash dividend at any time and generally may implement any scrip dividend scheme on such terms and conditions as the Board may determine and take such other action as the Board may deem necessary or desirable in respect of any such scheme.

134.	Capitalisation of Reserves
134.1	The Board may, with the authority of an ordinary resolution of the Company:
(a)

subject as provided in this Article 134, resolve to capitalise any undivided profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of any reserve or fund of the Company which is available for distribution or standing to the credit of the share premium account or capital redemption reserve or other undistributable reserve;

(b)

appropriate the sum resolved to be capitalised to the members in proportion to the nominal amounts of the shares (whether or not fully paid) held by them respectively which would entitle them to participate in a distribution of that sum if the shares were fully paid and the sum were then distributable and were distributed by way of dividend and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to that sum, and allot the shares or debentures credited as fully paid to those members or as they may direct, in those proportions, or partly in one way and partly in the other, provided that:

(i)

the share premium account, the capital redemption reserve, any other undistributable reserve and any profits which are not available for distribution may, for the purposes of this Article 134, only be applied in paying up in full shares to be allotted to members credited as fully paid;

(ii)

the Company will also be entitled to participate in the relevant distribution in relation to any shares of the relevant class held by it as treasury shares and the proportionate entitlement of the relevant class of members to the distribution will be calculated accordingly; and

(iii)

in a case where any sum is applied in paying amounts for the time being unpaid on any shares of the Company or in paying up in full debentures of the Company, the amount of the net assets of the Company at that time is not less than the aggregate of the called up share capital of the Company and its undistributable reserves as shown in the latest audited accounts of the Company or such other accounts as may be relevant and would not be reduced below that aggregate by the payment of it;

(c)

resolve that any shares so allotted to any member in respect of a holding by them of any partly paid shares shall, so long as such shares remain partly paid, rank for dividends only to the extent that such partly paid shares rank for dividends;

(d)

make such provision by the issue of fractional certificates (or by ignoring fractions or by accruing the benefit of it to the Company rather than to the members concerned) or by payment in cash or otherwise as it thinks fit in the case of shares or debentures becoming distributable in fractions;

(e)	authorise any person to enter on behalf of such members concerned into an agreement with the Company providing for either:
(i)	the allotment to them respectively, credited as fully paid up, of any shares or debentures to which they may be entitled on such capitalisation; or
(ii)

the payment up by the Company on behalf of such members by the application of their respective proportions of the reserves or profits resolved to be capitalised, of the amounts or any part of the amounts remaining unpaid on their existing shares,

(any agreement made under such authority being effective and binding on all such members); and

(f)	generally do all acts and things required to give effect to such resolution.
135.	Record Dates
135.1

Notwithstanding any other provision of these Articles but without prejudice to the rights attached to any shares and subject always to the Act, the Company or the Board may by resolution specify any date (record date) as the date at the close of business (or such other time as the Board may determine) on which persons registered as the holders of shares or other securities shall be entitled to receipt of any dividend, distribution, interest, allotment, issue, notice, information, document or circular. Such record date may be before, on or after the date on which the dividend, distribution, interest, allotment, issue, notice, information, document or circular is declared, made, paid, given, or served.

135.2

In the absence of a record date being fixed, entitlement to any dividend, distribution, interest, allotment, issue, notice, information, document or circular shall be determined by reference to the date on which the dividend is declared, the distribution allotment or issue is made or the notice, information, document or circular made, given or served.

136.	Inspection of Records

No member (other than a Director) shall have any right to inspect any accounting record or other document of the Company unless they are authorised to do so by law, by order of a court of competent jurisdiction, by the Board or by ordinary resolution of the Company.

137.	Accounts to be Sent to Members
137.1

In respect of each financial year, a copy of the Company's annual accounts, the strategic report, the Directors' report, the Directors' remuneration report, the auditor's report on those accounts and on the auditable part of the Directors' remuneration report shall be sent or supplied to:

(a)	every member (whether or not entitled to receive notices of general meetings);
(b)	every holder of debentures (whether or not entitled to receive notice of general meetings); and
(c)	every other person who is entitled to receive notice of general meetings;

not less than 21 clear days before the date of the meeting at which copies of those documents are to be laid in accordance with the Act.

137.2	This Article 137 does not require copies of the documents to which it applies to be sent or supplied to:
(a)	a member or holder of debentures of whose address the Company is unaware; or
(b)	more than one of the joint holders of shares or debentures.
137.3

The Board may determine that persons entitled to receive a copy of the Company's annual accounts, the strategic report, the Directors' report, the Directors' remuneration report, the auditor's report on those accounts and on the auditable part of the Directors' remuneration report are those persons entered on the Register at the close of business on a day determined by the Board, provided that the day determined by the Board may not be more than 21 days before the day that the relevant copies are being sent.

137.4

Where permitted by the Act, a strategic report with supplementary material in the form and containing the information prescribed by the Act may be sent or supplied to a person so electing in place of the documents required to be sent or supplied by Article 137.1.

138.	Service of Notices
138.1	The Company can send, deliver or serve any notice or other document, including a share certificate, to or on a member:
(a)	personally;
(b)	by sending it through the postal system addressed to the member at their registered address or by leaving it at that address addressed to the member;
(c)	through a relevant system, where the notice or document relates to uncertificated shares;
(d)	where appropriate, by sending or supplying it in electronic form to an address notified by the member to the Company for that purpose;
(e)	where appropriate, by making it available on a website and notifying the member of its availability in accordance with this Article 138; or
(f)	by any other means authorised in writing by the member.

138.2	In the case of joint holders of a share:
(a)

service, sending or supply of any notice, document or other information on or to one of the joint holders shall for all purposes be deemed a sufficient service on, sending or supplying to all the joint holders; and

(b)

anything to be agreed or specified in relation to any notice, document or other information to be served on, sent or supplied to them may be agreed or specified by any one of the joint holders and the agreement or specification of the first named in the Register shall be accepted to the exclusion of that of the other joint holders.

138.3

Where a member (or, in the case of a joint holders, the person first named in the Register) has a registered address outside the United Kingdom but has: (i) notified the Company of an address within the United Kingdom at which notices, documents or other information may be given to them; or (ii) has given to the Company an address for the purposes of communications by electronic means at which notices, documents or other information may be served, sent or supplied to them, they shall be entitled to have notices served, sent or supplied to them at such address or, where applicable, the Company may make them available on a website and notify the holder of that address. Otherwise no such member shall be entitled to receive any notice, document or other information from the Company.

138.4

If on three consecutive occasions any notice, document or other information has been sent to any member at their registered address or their address for the service of notices (by electronic means or otherwise) but has been returned undelivered, such member shall not be entitled to receive notices, documents or other information from the Company until they have communicated with the Company and supplied in writing a new registered address or address within the United Kingdom for the service of notices or has informed the Company of an address for the service of notices and the sending or supply of documents and other information in electronic form. For these purposes, any notice, document or other information served, sent or supplied by post shall be treated as returned undelivered if the notice, document or other information is served, sent or supplied back to the Company (or its agents) and a notice, document or other information served, sent or supplied in electronic form shall be treated as returned undelivered if the Company (or its agents) receives notification that the notice, document or other information was not delivered to the address to which it was served, sent or supplied.

138.5	The Company may at any time and in its sole discretion choose to serve, send or supply notices, documents or other information in hard copy form alone to some or all of the members.
139.	Hard copy form

Any document, information or notice is validly sent or supplied by the Company in hard copy form if it is handed to the intended recipient or sent or supplied by hand or through the post in a prepaid envelope:

(a)	to an address specified for the purpose by the intended recipient (including pursuant to Article 138.3);
(b)	if the intended recipient is a company, to its registered office;
(c)	to the address shown in the Company’s Register;
(d)	to any address to which any provision of the Companies Acts authorises it to be sent or supplied; or

(e)	if the Company is unable to obtain an address falling within paragraphs (a) to (d), to the last address known to the Company of the intended recipient.
140.	Electronic form

Any document, information or notice is validly sent or supplied by the Company in electronic form:

(a)	to a person if that person has agreed (generally or specifically) that the document, information or notice may be sent or supplied in that form and has not revoked that agreement; or
(b)	to a company that is deemed to have so agreed by the Companies Acts.
141.	Electronic means

Any document, information or notice is validly sent or supplied by the Company by electronic means if it is sent or supplied:

(a)	to an address specified for the purpose by the intended recipient (generally or specifically); or
(b)	where the intended recipient is a company, to an address deemed by the Companies Acts to have been so specified.
142.	Website

Any document, information or notice is validly sent or supplied by the Company to a person by being made available on a website if:

(a)

the person has agreed (generally or specifically) that the document, information or notice may be sent or supplied to him or her in that manner, or he or she is taken to have so agreed under Schedule 5 of the Act, and in either case he or she has not revoked that agreement;

(b)	the Company has notified the intended recipient of:
(i)	the presence of the document, information or notice on the website;
(ii)	the address of the website;
(iii)	the place on the website where it may be accessed;
(iv)	how to access the document, information or notice; and
(v)

any other information prescribed by the Companies Acts or any other provisions of law including, when the document, information or notice is a notice of meeting, that fact, the place, date and time of the meeting and whether the meeting is an annual general meeting; and

(c)

the document, information or notice is available on the website throughout the period specified by any applicable provision of the Companies Acts or, if no such period is specified, the period of 28 days starting on the date on which the notification referred to in paragraph (b) above is sent to the relevant person.

143.	Sending or supplying any document, information or notice by any other means

Any document, information or notice that is sent or supplied otherwise than in hard copy form or electronic form or by means of a website is validly sent or supplied if it is sent or supplied in a form or manner that has been agreed by the intended recipient.

144.	Presence at meeting evidence in itself of receipt of notice

A member present either in person or by proxy, or in the case of a corporate member by a duly authorised representative, at any meeting of the Company or of the holders of any class of shares shall be deemed to have received notice of the meeting and, where required, of the purposes for which it was called.

145.	Notice on Person Entitled By Transmission

The Company may give notice to the person entitled to a share because of the death or bankruptcy of a member or otherwise by operation of law, by sending or delivering it in any manner authorised by these Articles for the giving of notice to a member, addressed to that person by name, or by the title of representative of the deceased or trustee of the bankrupt or representative by operation of law or by any like description, at the address (if any) within the United Kingdom supplied for the purpose by the person claimed to be so entitled or to which notices may be sent in electronic form. Until such an address has been so supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy or operation of law had not occurred.

146.	Record Date for Service

Any notice, document or other information may be served, sent or supplied by the Company by reference to the register as it stands at any time not more than 15 days before the date of service, sending or supplying. No change in the register after that time shall invalidate that service, sending or supply. Where any notice, document or other information is served on, sent or supplied to any person in respect of a share in accordance with these Articles, no person deriving any title or interest in that share shall be entitled to any further service, sending or supplying of that notice, document or other information.

147.	Evidence of Service
147.1

Any notice, document or other information, addressed to a member at their registered address or address for service in the United Kingdom shall, if served, sent or supplied by first class post, be deemed to have been served or delivered on the day after the day when it was put in the post (or, where second class post is employed, on the second day after the day when it was put in the post). Proof that an envelope containing the notice, document or other information was properly addressed and put into the post as a prepaid letter shall be conclusive evidence that the notice was given.

147.2

Any notice, document or other information not served, sent or supplied by post but delivered or left at a registered address or address for service in the United Kingdom (other than an address for the purposes of communications by electronic means) shall be deemed to have been served or delivered on the day on which it was so delivered or left.

147.3

Any notice, document or other information, if served, sent or supplied by electronic means shall be deemed to have been received on the day on which the electronic communication was sent by or on behalf of the Company notwithstanding that the Company subsequently sends a hard copy of such notice, document or other information by post. Any notice, document or other information made available on a website shall be deemed to have been received on the day on which the notice, document or other information was first made available on the website or, if later, when a notice of availability is received or deemed to have been received pursuant to this Article. Proof that the notice, document or other information was properly addressed shall be conclusive evidence that the notice by electronic means was given.

147.4

Any notice, document or other information served, sent or supplied by the Company by means of a relevant system shall be deemed to have been received when the Company or any sponsoring system-participant acting on its behalf sends the issuer instruction relating to the notice, document or other information.

147.5

Any notice, document or other information served, sent or supplied by the Company by any other means authorised in writing by the member concerned shall be deemed to have been received when the Company has carried out the action it has been authorised to take for that purpose.

148.	Notice When Post not Available

If at any time by reason of the suspension, interruption or curtailment of postal services within the United Kingdom the Company is unable effectively to convene a general meeting by notices sent through the post, the Company need only give notice of a general meeting to those members with whom the Company can communicate by electronic means and who have provided the Company with an address for this purpose. The Company shall also advertise the notice in at least one national newspaper published in the United Kingdom and make it available on its website from the date of such advertisement until the conclusion of the meeting or any adjournment of it. In any such case the Company shall send confirmatory copies of the notice by post to those members to whom notice cannot be given by electronic means if, at least seven days prior to the meeting, the posting of notices to addresses throughout the United Kingdom again becomes practicable.

149.	Winding up

If the Company is wound up and subject to the rights and restrictions attached to any share or classes of shares, the liquidator may, with the sanction of a special resolution and any other sanction required by law, divide among the members in specie the whole or any part of the assets of the Company and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction(s), vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as he, she or it may with the like sanction determine. Where the liquidator divides or transfers any assets in pursuance of the powers in this Article 149, no member shall be compelled to accept any assets upon which there is a liability.

150.	Indemnity and Insurance
150.1	In this Article:
(a)	companies are associated if one is a subsidiary of the other or both are subsidiaries of the same body corporate;
(b)

a relevant officer means any Director or other officer or former director or other officer of the Company or an associated company (including any company which is a trustee of an occupational pension scheme (as defined by section 235(6) of the Act), but excluding in each case any person engaged by the Company (or associated company) as auditor (whether or not they are also a director or other officer), to the extent they act in their capacity as auditor); and

(c)

relevant loss means any loss or liability which has been or may be incurred by a relevant officer in connection with that relevant officer's duties or powers in relation to the company, any associated company or any pension fund or employees' share scheme of the company or associated company.

150.2	Subject to Article 150.4, but without prejudice to any indemnity to which a relevant officer is otherwise entitled, so far as may be permitted by the Act:
(a)

each relevant officer shall be indemnified out of the Company's assets against all relevant loss and in relation to the Company's (or any associated company's) activities as trustee of an occupational pension scheme (as defined in section 235(6) of the Act), including any liability incurred by them in defending any civil or criminal proceedings, in which judgment is given in their favour or in which they are acquitted or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on their part or in connection with any application in which the court grants them, in their capacity as a relevant officer, relief from liability for negligence, default, breach of duty or breach of trust in relation to the Company's (or any associated company's) affairs; and

(b)

the Company may provide any relevant officer with funds to meet expenditure incurred or to be incurred by them in connection with any proceedings or application referred to in Article 150.2(a) and otherwise may take any action to enable any such relevant officer to avoid incurring such expenditure.

150.3	This Article 149 does not authorise any indemnity which would be prohibited or rendered void by any provision of the Companies Acts or by any other provision of law.
150.4	The Directors may decide to purchase and maintain insurance, at the expense of the Company, for the benefit of any relevant officer in respect of any relevant loss.
151.	Exclusive Jurisdiction
151.1

Save in respect of any cause of action arising under the Securities Act or the Exchange Act, unless the Company by ordinary resolution consents to the selection of an alternative forum, the courts of England and Wales shall be the exclusive forum for the resolution of:

(a)	any derivative action or proceeding brought on behalf of the Company;
(b)	any action or proceeding asserting a claim of breach of fiduciary duty owed by any director, officer or other employee to the Company;
(c)	any action or proceeding asserting a claim arising out of any provision of the Companies Acts or these Articles; or
(d)	any action or proceeding asserting a claim or otherwise related to the affairs of the Company.
151.2

Unless the Company by ordinary resolution consents to the selection of an alternative forum in the United States, the United States District Court for the Southern District of New York shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the Exchange Act.

151.3	Any person or entity purchasing or otherwise acquiring any interest in the Company’s shares shall be deemed to have notice of and consented to the provisions of this Article 151.